UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ACURA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois  60067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2009 Annual Meeting of Shareholders (the "Meeting") of Acura Pharmaceuticals, Inc., a New York corporation, (the "Company"), will be held at the Marriott Courtyard, 87 Glimcher Realty Way, Elizabeth, New Jersey 07201 on June 25, 2009 at 9:00 a.m., Eastern Time, for the purposes listed below:

1.   To elect seven directors to the Board of Directors who shall serve until the 2010 Annual Meeting of Shareholders, or until their successors have been elected and qualified;

2.   To amend our Certificate of Incorporation to eliminate the Company’s preferred stock and to reduce the number of authorized shares of Common Stock from 650,000,000 to 100,000,000;

3.   To amend our 2008 Stock Option Plan to allow participants to require us to withhold common stock upon exercise of options for payment of exercise price and withholding taxes;

4.   To amend our 1998 Stock Option Plan to allow participants to require us to withhold common stock upon exercise of options for payment of exercise price and withholding taxes;

5.   To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

6.   To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on May 6, 2009 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

For a period of 10 days prior to the Meeting, a shareholders list will be kept at our administrative office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2008 Annual Report. We believe that this process allows us to provide our shareholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the Meeting, we encourage you to vote as soon as possible. You may vote your shares via a toll-free telephone number or via the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any shareholder attending the Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Your attention is directed to the Proxy Statement for the text of the resolutions to be proposed at the Meeting and further information regarding each proposal to be made.
Peter A. Clemens
Senior Vice President, Chief Financial Officer and Secretary
May 12, 2009	Palatine, Illinois

ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois  60067

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACURA PHARMACEUTICALS, INC. (the "Company") of proxies to be voted at the 2009 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on June 25, 2009, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed on or about May 14, 2009 to our stockholders who owned our common stock at the close of business on May 6, 2009.  Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The close of business on May 6, 2009 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting.  On the Record Date, our outstanding voting securities consisted of 42,742,532 shares of common stock, $.01 par value per share (the "Common Stock").  Under the New York Business Corporation Law and our Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date, for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter.  Abstentions will have the same effect as voting against a proposal.   Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not affect the outcome of the voting on a proposal.  Holders of Common Stock have no cumulative voting rights in the election of directors.  Shareholders have no appraisal rights with respect to any matter being voted upon.

TABLE OF CONTENTS

i

AUDIT COMMITTEE REPORT	40
Recommendation of the Board of Directors	40
Vote Required	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
GENERAL	43
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING	44
APPENDIX A Form of Amendment to Certificate of Incorporation	A-1
APPENDIX B 2008 Stock Option Plan	B-1
APPENDIX C 1998 Stock Option Plan	C-1

VOTING OF PROXIES

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet by e-mail or to request a paper copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder's election to receive proxy materials by mail or electronically by e-mail will remain in effect until the stockholder terminates such election.

To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

You can view the proxy materials for the Meeting on the Internet at www.proxyvote.com.  Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record , you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on June 24, 2009  (the latest telephone or Internet proxy is counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you will need to request a proxy from the bank or broker and bring it with you to vote at the meeting.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. IF NO INSTRUCTIONS ARE INDICATED AND YOU ARE A SHAREHOLDER OF RECORD, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors, (ii) FOR the amendment to the Company’s Certificate of Incorporation; (iii) FOR the amendment to the Company's 2008 Stock Option Plan, (iv) FOR the amendment to the Company’s 1998 Stock Option Plan and (v) FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

Under Nasdaq Capital Market Rules, the proposals to elect Directors and to approve the appointment of independent auditors are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the amendment to the Certificate of Incorporation, the amendment to the 2008 Stock Plan, and the amendment to the 1998 Stock Plan are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for the amendments to the Certificate of Incorporation, the 2008 Stock Plan and the 1998 Stock Plan.

THE BOARD OF DIRECTORS

In 2008, the Company’s Board of Directors held 11 meetings.  Each of the Company's Directors attended at least 75% of the sum of (1) all 2008 Board meetings and (2) all meetings held by Board committees on which a Director served.  Directors are strongly encouraged to attend all Board meetings, Board committee meetings, and shareholder meetings.  All Directors except Mr. Reddick attended our 2008 annual meeting.

Board Committees

In 2008, the Company had an Audit Committee and a Compensation Committee of the Board of Directors.  In 2008, the Audit Committee met 5 times and the Compensation Committee met 5 times.

Audit Committee

From January 1, 2008 until January 23, 2008, the members of the Audit Committee of the Board of Directors were William A. Sumner, Chairman, Immanuel Thangaraj and Bruce F. Wesson. On January 24, 2008, the Audit Committee was reconstituted and effective at such date, the members are George K. Ross, Chairman, William A. Sumner and William G. Skelly. The Audit Committee is responsible for selecting our registered independent public accounting firm, approving the audit fee payable to the auditors, working with independent auditors and other corporate officials, reviewing the scope and results of the audit by, and the recommendations of, our independent auditors, approving the services provided by the auditors, reviewing our financial statements and reporting on the results of the audits to the Board, reviewing our insurance coverage, financial controls and filings with the SEC, including, meeting quarterly prior to the filing of our quarterly and annual reports containing financial statements filed with the SEC, and submitting to the Board its recommendations relating to our financial reporting, accounting practices and policies and financial, accounting and operational controls.

In assessing the independence of the Audit Committee members during 2008, our Board reviewed and analyzed the standards for independence provided in NASDAQ Marketplace Rule 4200(a)(15) and applicable SEC regulations. Based on this analysis, with respect to the Audit Committee composition from January 1, 2008 to January 23, 2008 our Board determined that Mr. Sumner was an independent member of the Audit Committee, and that Messrs. Wesson and Thangaraj did not satisfy such standards for independence as a result of their positions in entities having a controlling interest in GCE Holdings, LLC, our 78% shareholder. GCE Holdings, LLC was the assignee of all our preferred shares previously held by each of Care Capital Investments II, LP, Essex Woodlands Health Ventures V, L.P. and Galen Partners III, L.P. In view of the controlling interests in GCE Holdings, LLC held by each of Galen Partners III, L.P., of which Mr. Wesson is a general partner, and Essex Woodlands Health Ventures V, L.P., of which Mr. Thangaraj is a general partner, each of Messrs. Wesson and Thangaraj failed to satisfy the standards for independence set forth in the listing standards of the NASDAQ Capital Market and applicable SEC regulations. Nevertheless, our Board valued the experience of Messrs. Wesson and Thangaraj and believes that each was able to exercise independent judgment in the performance of his duties on the Audit Committee through January 23, 2008.

In assessing the independence of the Audit Committee as comprised as of January 24, 2008, and as currently comprised, our Board reviewed and analyzed the standards for independence provided in NASDAQ Marketplace Rule 4200(a)(15) and applicable SEC regulations.  Based on this analysis, our Board has determined that each of Messrs. Ross, Sumner and Skelly satisfies such standards for independence.  Our Board also determined that Mr. Ross is a “financial expert” as provided in NASDAQ Marketplace Rule 4350(d)(2)(A) and SEC regulations.

The Charter of our Audit Committee is available on our website, www.acurapharm.com, under the link “Ethics/Audit Charter.”

Compensation Committee

From January 1, 2008 until January 23, 2008, the members of the Compensation Committee of the Board of Directors were Andrew D. Reddick, Richard J. Markham and William G. Skelly.  On January 24, 2008, the Compensation Committee was reconstituted and effective at such date, the members are Richard J. Markham, Chairman, Bruce F. Wesson and Immanuel Thangaraj. This committee is responsible for consulting with and making recommendations to the Board of Directors about executive compensation and compensation of employees.  See “Compensation of Executive Officers and Directors  – Compensation Discussion and Analysis –Board Process” below for a summary of the procedures for approving compensation for our senior management and employees.  The Compensation Committee does not have a formal written charter.  See “Compensation of Executive Officers and Directors  – Compensation Discussion and Analysis”.

Although the listing standards of the NASDAQ Capital Market specify that the compensation of our executive officers must be determined, or recommended to the Board, either by a majority of independent directors or a compensation committee comprised solely of independent directors, we are relying on the “controlled company” exemption provided in the listing standards of the NASDAQ Capital Market in having each of Messrs. Markham, Wesson and Thangaraj as members of the Compensation Committee.

Nominating Committee

Currently our entire Board of Directors functions as our nominating committee. As needed, the Board will perform the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election to our Board. Three of our seven members of the Board (Messrs. Sumner, Skelly and Ross) are "independent" as that term is defined under the rules of the NASDAQ Capital Market and SEC regulations and participate with the entire Board in the consideration of director nominees. We believe that a nominating committee separate from the Board is not necessary at this time, given our relative size and the size of our Board and that an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. The Board's process for recruiting and selecting nominees for Board members, if required, would be to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise allowing them to contribute as effective directors to our governance, and who would be willing to serve as directors of a public company. To date, we have not engaged any third party to assist in identifying or evaluating potential nominees. If a possible candidate is identified, the individual will meet with each member of the Board and be sounded out concerning his/her possible interest and willingness to serve, and Board members would discuss amongst themselves the individual's potential to be an effective Board member. If the discussions and evaluation are positive, the individual would be invited to serve on the Board. To date, no shareholder has presented any candidate for Board membership for consideration, and we do not have a specific policy on shareholder-recommended director candidates. The Board believes its process for evaluation of nominees proposed by shareholders would be no different than the process of evaluating any other candidate.

Shareholder Communications to the Board

Shareholders who wish to send communications to our Board of Directors may do so by sending them in care of our Secretary at the address on the cover page of this Proxy Statement. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication" or similar statement that clearly and unmistakably indicates the communication is intended for the Board. All such communications must clearly indicate the author as a shareholder and state whether the intended recipients are all members of the Board or just certain specified directors. Our Secretary will have the discretion to screen and not forward to Directors communications which the Secretary determines in his or her discretion are communications unrelated to our business or our governance, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any Director.

Code of Ethics

Our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and all of our other employees is available on our website, www.acurapharm.com, under the link “Ethics/Audit Charter”.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, seven individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During  2008, each of the nominees to the Board served as Directors.

Unless a shareholder WITHHOLDS AUTHORITY, a properly delivered proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Although our Certificate of Incorporation provides for a maximum of 11 directors, in accordance with the terms of a Voting Agreement dated February 6, 2004, by and among the Company, GCE Holdings LLC (“GCE”) and others, as amended (the “Voting Agreement”), we have agreed that the Board of Directors shall be comprised of not more than seven members, three of whom, subject to certain minimum share holdings, are designees of GCE, one of whom is our Chief Executive Officer and three of whom are independent directors.  The Voting Agreement provides that after the date GCE no longer holds at least 10 million common shares (including  underlying common stock warrants), its rights to designate board members will be reduced from three directors to two directors, with the forfeited seat becoming available for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current Directors.  In addition, from and after the date GCE ceases to hold at least 5 million common shares (including underlying common stock warrants) it has the right to designate only one director, with the additional forfeited seat becoming available for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors. Finally, the Voting Agreement provides that GCE’s right to designate directors terminates on the date it ceases to hold at least 2.5 million common shares (including underlying common stock warrants) of our common stock with the additional forfeited seat becoming available for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors.

The name and age of each of the seven nominees, his principal occupation and the period during which such person has served as a Director are set forth below.

Name of Nominee	Age	Position With the Company	Director Since

Andrew D. Reddick	56	President and CEO and Director	2004
William A. Sumner(1)	71	Director	1997
William G. Skelly(1)	58	Director	1996
Richard J. Markham(2)	58	Director	2006
Bruce F. Wesson(2)	66	Director	1998
Immanuel Thangaraj(2)	38	Director	2002
George K. Ross(1)	67	Director	2008

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

Andrew D. Reddick has been President and Chief Executive Officer since August, 2003 and a member of our Board of Directors since August, 2004. From April, 2000 to September, 2002 Mr. Reddick was Chief Operating Officer and Sr. Vice President Commercial Operations for Adolor Corporation and from June, 1999 to March, 2000 he served as President of Faulding Laboratories, Inc. Mr. Reddick holds a Bachelor of Arts degree in Biology from the University of California and a Masters of Business Administration degree from Duke University.

Bruce F. Wesson has been a member of our Board of Directors since March, 1998. Mr. Wesson has been a Partner of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. since January 1991. Prior to January, 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm.   He currently serves on the Boards of Derma Sciences, Inc. and Chemtura Corporation, and as Vice Chairman of the Board of MedAssets, Inc., each a publicly traded company. Mr. Wesson earned a Bachelor of Arts degree from Colgate University and a Masters of Business Administration from Columbia University.

William A. Sumner has been a member of our Board of Directors since August, 1997. From 1974 until his retirement in 1995, Mr. Sumner held various positions within Hoechst-Roussel Pharmaceuticals, Inc., including Vice President and General Manager, Dermatology Division from 1991 through 1995, Vice President, Strategic Business Development, from 1989 to 1991 and Vice President, Marketing from 1985 to 1989. Since his retirement from Hoechst-Roussel Pharmaceuticals, Inc. in 1995, Mr. Sumner has served as a consultant in the pharmaceutical industry. He currently serves on the Board of Ingredient Innovations International, a privately held company. Mr. Sumner earned a Bachelor of Arts degree from Montclair State University and a Master of Arts degree from the University of Virginia.

Richard J. Markham has been a member of our Board of Directors since May, 2006 and was elected non-executive Chairman of the Board in February, 2008. Since November, 2004 Mr. Markham has served as a partner at Care Capital, LLC, a venture capital firm that primarily invests in life sciences companies. From May 2002 until August 2004, Mr. Markham was the Vice Chairman of the Management Board and Chief Operating Officer of Aventis SA. From December, 1999 until May, 2002 he was the Chief Executive Officer of Aventis Pharma AG. Previously he was the Chief Executive Officer of Hoechst Marion Roussel, the President and Chief Operating Officer of Marion Merrell Dow, Inc. and a member of its board of directors. From 1973 to 1993 Mr. Markham was associated with Merck & Co. Inc., culminating in his position as President and Chief Operating Officer. Mr. Markham received a B.S. in Pharmacy and Pharmaceutical Sciences from Purdue University.

William G. Skelly has been a member of our Board of Directors since May, 1996 and served as our Chairman from October, 1996 through June, 2000. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc. Mr. Skelly earned a Bachelor of Arts degree from Michigan State University and a Masters of Business Administration from the University of Missouri-Kansas City.

Immanuel Thangaraj has been a member of our Board of Directors since December, 2002. Since 1997, Mr. Thangaraj has been a Managing Director of Essex Woodlands Health Ventures, a venture capital firm specializing in the healthcare industry.  Prior to joining Essex Woodlands Health Ventures, he helped establish a telecommunication services company, for which he served as CEO. Mr. Thangaraj holds a Bachelor of Arts and a Masters in Business Administration from the University of Chicago.

George K. Ross has been a member of our Board of Directors since January, 2008. Since April 2002, Mr. Ross has been a consultant to early stage businesses and a financial investor.  Since July 2005 he has served as Executive Director, Foundations and Partnerships for World Vision U.S. in New York City.   His business career has included senior financial officer and board member positions with both public and private companies in diverse industries.  Mr. Ross was Executive Vice President and Chief Financial Officer and a board member of Tier Technologies Inc. from February 1997 to January 2000, which became a public company during this period.  Mr. Ross is a Certified Public Accountant and earned a Bachelor of Arts degree from Ohio Wesleyan University and a Masters of Business Administration from Ohio State University.

The Board had determined that Messrs. Skelly, Sumner and Ross are independent directors.

Executive Officers and Key Employees

Andrew D. Reddick, President and Chief Executive Officer.

Robert B. Jones has been our Senior Vice President and Chief Operating Officer since April, 2008.  From May, 2003 to March, 2008, Mr. Jones served first as the Vice President, Finance and then as Vice President, Strategy and Business Analysis of Adolor Corporation.  From November 2000 to May, 2003 he served as Vice President, Finance and then as Chief Operating Officer of Opt-E-Script, Inc., a privately held personalized medicine company where Mr. Jones was responsible for all commercialization activities.  Prior to that, Mr. Jones was Vice President, Sales and Marketing for Purepac Pharmaceutical Company.  Mr. Jones received his M.B.A. from the University of North Carolina and a B.S. from Cornell University.  Age: 50.

Peter A. Clemens has been Senior Vice President, Chief Financial Officer and Secretary since April 2004. Mr. Clemens was our Vice President, Chief Financial Officer and Secretary from February 1998 to March 2004 and a member of our Board of Directors from June, 1998 to August, 2004. Mr. Clemens is a Certified Public Accountant and earned a Bachelor of Business Administration degree from the University of Notre Dame and a Masters of Business Administration from Indiana University.  Age 56.

James F. Emigh has been Vice President of Marketing and Administration since April 2004.  Mr. Emigh joined us in May, 1998, serving first as our Executive Director of Customer Relations, then as Vice President of Operations, and from December 2002 to March 2004 as our Vice President of Sales and Marketing. Mr. Emigh holds a Bachelor of Pharmacy degree from Washington State University and a Masters of Business Administration from George Mason University.  Age 53.

Robert A. Seiser has been Vice President, Corporate Controller and Treasurer since April 2004. Mr. Seiser joined us in March 1998 as our Corporate Controller and Treasurer. Mr. Seiser is a Certified Public Accountant and earned a Bachelor of Business Administration degree from Loyola University of Chicago.  Age 45.

Albert W. Brzeczko, Ph.D., has been Vice President, Technical Affairs since February 2009.  From 1999 through 2009, Dr. Brzeczko was Vice President, Global Pharma New Product Development and Pharma Technologies for International Specialty Products, Inc., a contract services group specializing in the development of technologies for the bioenhancement of poorly soluble drugs.  Prior to 1999, Dr. Brzeczko held various positions of increasing responsibility in pharmaceutical product development with UPM Pharmaceuticals, Banner Pharmacaps, Mylan Laboratories, and DuPont Merck.  Dr. Brzeczko received a Bachelor of Science degree in biochemistry and a Ph.D. in pharmaceutical sciences from the University of Maryland. Age 52.

Garth Boehm, Ph.D., is our Vice President of Modified Release Dosage Form Development commencing May 11, 2009.  From 2005 to April 2008, Dr. Boehm was Vice President of Product Development at Actavis Pharmaceuticals.  From May 2004 to 2005 he served as Senior Vice President and Chief Scientific Officer for Able Laboratories, Inc., a pharmaceutical company and    from October 1996 until April 2004 Dr. Boehm was Vice President, Product Development for Purepac Pharmaceutical Company.   Dr. Boehm received a Bachelor of Science degree in physical and inorganic chemistry and a Ph.D. in physical and inorganic chemistry from the University of Adelaide, Australia.  Age 59.

Ron J. Spivey, Ph.D. serves on a part-time (non-executive officer) basis as our Senior Scientific Advisor.  From April 2004 through December, 2008 Dr. Spivey was our Senior Vice President and Chief Scientific Officer. From June, 2003 to March, 2004 Dr. Spivey was President of Gibraltar Associates, a private consulting services company for the pharmaceutical industry. From March, 1998 to May, 2002 he served as Vice President, Scientific Affairs for Alpharma/Purepac Pharmaceuticals. Dr. Spivey holds a Bachelor of Arts degree from Indiana University and a Ph.D. degree in pharmaceutics from the University of Iowa. Age 62.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Andrew D. Reddick, our President and Chief Executive Officer, Robert B. Jones, our Senior Vice President and Chief Operating Officer, and Peter A. Clemens, our Senior Vice President and Chief Financial Officer, Ron Spivey, Ph.D., Senior Scientific Advisor and Garth Boehm, Ph.D., Vice President of Modified Release Dosage Form Development are subject to the provisions of their respective Employment Agreements. See "Compensation of Executive Officers and Directors — Employment Agreements."

Agreements Governing Appointment of Directors

See “Election of Directors” above, for a discussion of the Voting Agreement that entitles GCE Holdings LLC to designate up to three (3) directors.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Unless otherwise noted all share and share price information with respect to our common stock give effect to a 1 for 10 reverse stock split effected December 5, 2007.

Compensation Discussion and Analysis

Our executive compensation program consists of (i) an annual salary and bonus compensation and (ii) equity incentives represented by the issuance of stock options and restricted stock units (“RSUs”).  The salary, bonuses, and equity incentives serve to link executive pay to corporate performance.

Policies for Allocating Between Various Forms of Compensation

For a number of years prior to 2007, because we had insufficient cash reserves, our ability to pay cash bonuses and increase salaries was limited. As a result, we did not grant cash bonuses or increase salaries to our principal executives in the three years ended December 31, 2006.  Instead we sought to incentivize our senior management with equity compensation in the form of stock options and RSUs.

In 2004 and 2005 we issued stock options to our employees with an exercise price at a discount to the then current trading price for our common stock.  Because our stock price is based on relatively low trading volume and a small public float, it can fluctuate widely at times.  As a result, we determined that the issuance of RSUs presented a number of advantages.  First, it allows us to reduce the dilutive effect of this equity-based compensation, as there are fewer shares underlying a restricted stock award than an equivalent stock option award.  Second, the vesting schedule of the RSUs was structured to minimize the potential excise tax under Section 280G of the Internal Revenue Code upon a change of control.  Third, stock options issued at a discount have unfavorable tax and accounting consequences.  Fourth, it is difficult to set an exercise price for options due to the low trading volume and small public float for our common stock.

As a result, in 2005 we established a restricted stock unit plan (the “2005 RSU Plan”) and issued RSUs aggregating 2,750,000 shares to employees.  Of such RSU awards, 30%, 24%, 16%, 6% and 5% were issued to Messrs. Reddick, Spivey, Clemens, Seiser and Emigh, respectively.  It is likely we will maintain similar but not necessarily identical ratios of distribution of equity awards in the future to those persons and/or persons in similar positions.  In addition, RSUs with respect to 100,000 shares were issued to each of our two independent directors in 2006.  In April 2008, we issued RSUs aggregating 50,000 shares to Robert B. Jones, our Senior Vice President and Chief Operating Officer upon his commencement of employment.   In each case, the number of RSUs we issued was influenced by the closing price of the stock underlying the RSUs on the date of grant.  As a result of an amendment to our RSU Plan approved by our Board in March 2008, which was ratified by our shareholders in April 2008, we increased the number of RSUs available for issuance under the 2005 RSU Plan from 3 million to 3.5 million.  In February 2009 in connection with the commencement of his employment we issued 24,000 shares underlying RSUs to Dr. Brzeczko. In April 2009 we issued RSUs aggregating 285,000 shares.  Of such RSU awards 30%, 16%, 4%, 11%, 0%, 8% and 6% were distributed to Messrs, Reddick, Jones, Spivey, Clemens, Brzeczko, Seiser and Emigh.  After giving effect to the grant of RSUs aggregating 285,000 shares in April 2009 to our employees and 24,000 RSUs issued to Dr. Boehm upon commencement of employment, 167,000 RSUs remain available for issuance under the 2005 RSU Plan.

Following the completion of our Unit Offering in August 2007 and the consummation of the King Agreement in December 2007, our cash position improved and we were able to increase salaries and grant bonuses to our employees as discussed below under the caption “Salary and Bonus”.  In addition to periodic awards of equity-based compensation (see “Stock Options” below), our objective is to award merit based cash bonuses and salary increases on an annual basis going forward. The amounts and timing of any such awards will be subject to available cash reserves and the satisfaction of employee performance objectives established by our Chief Executive Officer and the Compensation Committee.  Our equity-based compensation going forward is targeted to allow senior management as a group to own between 5% and 10% of our outstanding common stock, so as to align their interests with shareholders’ interests.

In 2007, no stock options or RSU awards were made to senior management.  In view of our improved cash reserves following the closing of the King Agreement, and recognizing that no salary increases or bonuses had been awarded to senior management over the prior four years, the Compensation Committee and the Board determined that salary increases and bonuses for each named execute officer was appropriate.  As part of its analysis the Compensation Committee and the Board considered the option and RSU awards previously made to the named executive officers in 2004 and 2005 and determined that additional equity incentive compensation was not warranted in 2007.

As discussed below under the caption “Stock Options”, in 2008, we awarded stock options to employees with such options having an exercise price equal to the fair market value of our Common Stock on the date of grant.  These stock options were awarded in recognition that no equity-based compensation awards had been granted since 2005 and in an effort to retain valued employees.

Salary and Bonus

Each of Andrew Reddick, Robert Jones, Peter Clemens and Garth Boehm are parties to employment agreements, described under the caption “Employment Agreements” below, which provide the minimum annual base salary to be payable to such officers, subject to increase at the discretion of the Board.  Dr. Boehm’s employment agreement provides for his commencement of employment on May 11, 2009 and for an annual salary of $265,000.  Giving effect to an amendment to our Employment Agreement with Ron Spivey, effective January 1, 2009, Dr. Spivey is employed on a part-time (non- executive officer) basis pursuant to which he will work 10 weeks per year through December 31, 2010 as our Senior Scientific Advisor at an annual salary of $120,000.  For 2008, the annual salaries of Messrs. Reddick, Jones, Spivey and Clemens were $365,000, $290,000, $315,000 and $205,000, respectively.  In addition, the Reddick, Jones, Clemens and Boehm employment agreements provide for, and the Spivey employment agreement provided for, annual bonus payments, in the discretion of the Compensation Committee or the Board, subject to the satisfaction of such targets, conditions or parameters as may be agreed upon from time to time by the employee and the Compensation Committee.  In December 2007, Messrs. Reddick, Spivey and Clemens were awarded bonuses of $850,000, $650,000 and $180,000, respectively.  These amounts were based on a percentage of such executive’s base salary, ranging from 25% to 70%, for each year during the four year period ended December 31, 2007 (corresponding to the period over which no bonuses were paid to senior management because of our limited cash reserves). The 2007 salary and bonus performance targets for Messrs. Reddick, Spivey and Clemens consisted of, among other things, the completion of a private offering of our securities resulting in net proceeds of at least $10.0 million to fund operations, the conversion of our outstanding, short-term bridge loans into equity or long term debt instructions, the repayment of our $5.0 million secured promissory note and the license of product candidates utilizing our Aversion® Technology to a pharmaceutical company partner.  Such performance targets were both organization and individual goals.  The salary increases and bonus awards for 2007 for Messrs. Reddick, Spivey and Clemens reflect the achievement of such performance targets.

The salary and bonus performance targets for Messrs. Reddick, Spivey, Jones and Clemens for 2008 consisted of advancing our Acurox® (oxycodone HCl and niacin) Tablets and other products using our Aversion® Technology through proof of concept and clinical development, implementing the King Agreement, licensing of additional products to King through the exercise of King’s options under the King Agreement and licensing products utilizing our Aversion® Technology outside of North America. Such performance targets were both organization and individual goals.  In 2008 we advanced several products using our Aversion® Technology, licensed two additional products to King, and advanced our Acurox® (oxycodone HCl and niacin) Tablets by submitting a 505(b)(2) NDA to the FDA.  Considering these achievements, we awarded bonuses of $328,500, $315,000, $130,500 and $102,500 to Messrs. Reddick, Spivey, Jones and Clemens.  In addition, to induce Dr. Spivey to remain as a full time employee through December 31, 2008, we paid him an additional $315,000 retention bonus on December 31, 2008.  Although salaries were increased for 2009 for non-executive officer employees, no salary increases were granted for 2009 to Messrs. Reddick, Jones or Clemens in an effort to conserve cash and minimize fixed expenses..   Dr. Spivey became a part-time employee in 2009, at an annual salary of $120,000 per year.

The material salary and bonus performance targets for 2009  include gaining FDA approval of the Acurox® Tablet NDA, advancement of additional product candidates in development, and expansion of our intellectual property portfolio.  Such performance targets are both organization and individual goals.

No compensation will be earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the incentive opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower amount of award with respect to that performance measure.  An amount larger than the incentive opportunity for each performance measure can be earned, up to and possibly exceeding a specified limit, for exceeding the target for that measure.  In setting compensation levels, the Compensation Committee compares our Company to companies of comparable business focus, market capitalization, technological capabilities and market in which we compete for executives.  As part of this process, the Compensation Committee and the Board does not use the compensation levels of comparable companies as benchmarks, rather as a factor in evaluating the compensation levels of our executive officers.  Compensation consultants have not been retained by the Compensation Committee or the Board as part of this process.

In ascertaining the achieved level of  performance against the targets, the effects of certain extraordinary events, as determined by the Compensation Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are "compensation neutral" for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

The Compensation Committee may, after a review of an executive’s performance, recommend to the Board that a bonus award be made to such executives based upon other non-enumerated performance targets (whether or not they are parties to employment agreements).  This could result in the award of salary increases or bonuses above a targeted range amount.

For our other executive officers not subject to an employment contract (Messrs. Emigh, Seiser and Brzeczko), the Compensation Committee will set the annual salary for such executive officers between December and March and establish potential bonus compensation that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Compensation Committee.  Dr. Brzeczko commenced employment with the Company on February 9, 2009 and receives an annual salary of $265,000.  For 2008, Messrs. Emigh’s and Seiser’s salaries were $160,000 and $160,000 respectively.  In December 2007, Messrs Emigh and Seiser were each awarded bonuses of $140,000.  This amount was based on a percentage of such executive’s base salary, ranging from 26% to 32%, for each year in the four year period ended December 31, 2007 (corresponding to the period over which no bonuses were paid to senior management because of our limited cash reserves).  The salary and bonus performance targets in 2007 for Messrs. Emigh and Seiser were the same as those described above for Messrs. Reddick, Spivey, and Clemens, and were both organization and individual goals. The salary increases and bonus awards for Messrs. Emigh and Seiser in 2007 reflect the achievement of such performance targets.

The salary and bonus performance targets for both Messrs. Emigh and Seiser for 2008 consisted of advancing our Acurox® Tablets and other product candidates utilizing our Aversion® Technology through proof of concept and clinical development, implementing the King Agreement, licensing of additional products to King through the exercise of King’s options under the King Agreement, and licensing products utilizing our Aversion® Technology outside of North America. Such performance targets were both organization and individual goals.  For the reasons stated above in the case of Messrs. Reddick, Spivey, Jones and Clemens, we paid bonuses of $56,000 and $40,000 to Messrs. Seiser and Emigh, respectively, for 2008.  Although salaries were increased for 2009 for non-executive officer employees, no salary increases were granted to Messrs. Seiser or Emigh for 2009 in an effort to conserve cash and minimize fixed expenses. Messrs Seiser’s, Emigh’s and Brzeczko’s performance targets for 2009 are the same as those for Reddick, Jones and Clemens, stated above.  These are both individual and organization goals.

Stock Options

One long-term component of our executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of our Common Stock covered by the option (an "option exercise") at a price fixed at the time of grant.  While we have historically granted stock options having an exercise price equal to the fair market value of our Common Stock on the date of grant and continued this practice in 2008, during 2004 and 2005, we issued stock options to our employees at a discount to the trading price of our common stock.   The vesting of these options during 2006, 2007 and 2008 is reflected in the “Option Awards” options column of the Summary Compensation Table below.  It is our expectation that discounted stock option grants will occur, if at all, only on an isolated basis in the future where circumstances warrant.  With respect to stock options grants having an exercise price equal to the market price of our Common Stock on the date of grant, such options generally gain value only to the extent our stock price exceeds the option exercise price during the life of the option. Generally, a portion of the options vest over a period of time if the option holder remains an employee and expire no later than 10 years after grant.  Executives will generally be subject to limitations in selling the option stock immediately due to securities law considerations, and therefore will have an incentive to increase shareholder value.  In 2007 no option grants were made to our executive officers as the Compensation Committee and the Board elected to grant salary increases and bonuses instead based on our improved cash position and the absence of the award of such cash incentives during the prior four years.

On April 7, 2008, the date Mr. Jones joined us as Senior Vice President and Chief Operating Officer, he was granted stock options exercisable for 30,000 shares.  Such options have an exercise price equal to the fair market value of our Common Stock on the date of grant and vest in equal installments over twenty months.  In May 2008, following shareholder approval of our 2008 Stock Option Plan, we granted stock options for an aggregate 1,040,000 shares exercisable at fair market value on the date of grant to our employees, including options for 250,000, 160,000, 160,000, 100,000, 80,000, and 80,000 shares, to Messrs. Reddick, Spivey, Jones, Clemens, Seiser and Emigh, respectively, which represented 24%, 15%, 15%, 10%, 8% and 8% of the options granted to all employees, generally.  These grants were intended to directly align the interests of all Company employees with the interests of our shareholders and to help retain valued employees.  These were the first stock option grants since 2004 (other than those issued to Mr. Jones upon his commencement of employment, as described above). These options vest in equal installments over 24 months.

In February 2009, in connection with the commencement of his employment we granted Dr. Brzeczko options to purchase 96,000 shares at fair market value on the date of grant, vesting and exercisable in equal installments over 24 months.

Our Employment Agreement with Dr. Boehm provides for the grant of stock options to Dr. Boehm to purchase 96,000 shares on May 11, 2009, (the date of his commencement of employment) at fair market value on the date of grant, vesting and exercisable in equal installments over 24 months.

In April 2009, we granted stock options for an aggregate 1,030,000 shares exercisable at fair market value on the date of grant to our employees, including options for 250,000, 40,000, 160,000, 120,000, 96,000, and 72,000 shares, to Messrs. Reddick, Spivey, Jones, Clemens, Seiser and Emigh, respectively, which represented 24%, 4%, 16%, 12%, 9% and 7% of the options granted to all employees, generally.  These grants were intended to directly align the interests of all Company employees with the interests of our shareholders and to help retain valued employees.

Timing Policies with Respect to Options

We have no plan or practice to time option grants in coordination with the release of non-public information and we do not time the release of non-public information to affect the value of executive compensation. Option grant dates for options issued to new executive officers will likely be the date of their employment or execution of their agreements.  Any such options may be issued at a discount to take into account the limited public float and the wide ranges in our stock price.

Restricted Stock Units

Another component of our executive compensation program is the grant of RSUs under our 2005 RSU Plan.  A RSU represents a contingent obligation to deliver a share of our common stock to the holder of the RSU on a distribution date.  Each RSU award made to our executives in 2005 vested one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007.  We will issue the shares underlying the RSU awards on the earlier of (i) a Change of Control (as defined in our 2005 RSU Plan), or (ii) in four annual installments starting on January 1, 2011.  In the event of a Change of Control, our issuance of all shares under outstanding RSUs shall be made in a lump sum distribution.  In the absence of a Change of Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014.  Upon our distribution of the shares underlying the RSU awards, the recipients must submit to us the par value of $0.01 per share.  In 2005, we granted Messrs. Reddick, Spivey, Clemens, Seiser and Emigh RSU awards with respect to 825,000, 660,000, 440,000, 165,000 and 137,500 underlying shares, respectively.  In the case of Messrs. Reddick, Spivey and Clemens, such awards are reflected in their employment agreements.  The vesting during 2006 and 2007 of the RSUs granted in 2005 is reflected in the “Stock Awards” column of the Summary Compensation Table, below.   In April 2008, upon commencement of his employment, Mr. Jones was granted an RSU award for 50,000 shares, which vests monthly in 2,500 share installments commencing May 31, 2008   No additional RSUs were granted to our executive officers in 2007 or 2008 as the Compensation Committee and the Board elected to grant salary increases in 2007, option awards in 2008 and bonuses in 2007 and 2008.

In February 2009 in connection with the commencement of his employment we granted an RSU award for 24,000 shares to Dr. Brzeczko.  Under the terms of Dr. Boehm’s employment agreement, on May 11, 2009 (the date of his commencement of enrollment) we granted Dr. Boehm an RSU award for 24,000 shares.

In April 2009, we granted RSU awards for 285,000 shares to our employees, of which 85,000, 10,000, 45,000, 30,000, 24,000 and 18,000 RSUs were issued to Messrs. Reddick, Spivey, Jones, Clemens, Seiser and Emigh, respectively, representing 30%, 4%, 16%, 11%, 8% and  6% of the RSUs issued to employees, respectively.

Termination/Severance Benefits

The employment agreement of each of Messrs. Reddick, Jones, Clemens and Boehm provide (and Dr. Spivey’s agreement in effect in 2008, provided) severance benefits under certain circumstances.  The severance benefits provided to each such executive differ, but include payments of a pro rata bonus or non equity incentive compensation, one to two years of salary and one to two years of benefits.  See “Employment Agreements” and “Compensation of Executive Officers and Directors - Potential Payments Upon Termination or Change in Control”, below.  We believe severance arrangements for the highest level officers help them to focus on their respective job functions even while we are experiencing some financial difficulties and gives them comfort that we will not lightly terminate their employment.  We believe these severance benefits were necessary to be able to initially hire and to retain these executives.  In turn Messrs. Reddick, Jones, Clemens and Boehm have agreed after their employment with us ends under certain circumstances not to compete or solicit our employees for hire for a limited period of time.  We believe that such non-compete and non-solicit provisions are important to protect our business.  The severance benefits are standard in employment contracts and were the results of negotiations between us and our executives.

The other executive officers named in the Summary Compensation Table have no contractual severance benefits if terminated by us other than acceleration of vesting of their RSUs.

Retirement Plans

Beginning in 1998, we have maintained a 401(k) plan that allows us to make both discretionary and matching contributions, but we have not done so since inception. We have no pension plans or non-qualified deferred compensation plans and, as a result, the columns relating to such plans in the Summary Compensation Table are blank.

Change in Control

Currently unexercisable options vest with respect to all underlying shares upon a change of control (as defined in employment agreements, in the case of Messrs. Reddick, Spivey, Jones, Clemens and Boehm and in stock option agreements, in the case of Messrs. Emigh, Seiser and Brzeczko) for all executive officers.  In addition, discounted options that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), become exercisable upon a change of control that qualifies as a change of control under Section 409A.  In addition, RSUs vest with respect to all underlying shares upon a change of control and are distributed upon a change of control (provided the requirements of Section 409A are met).  In addition, Messrs. Reddick, Jones, Clemens and Boehm receive severance and bonuses if they terminate their employment after a change of control (as defined in their employment agreements), or we terminate their employment after a change of control.  We feel our change of control provisions incentivize our executives to seek opportunities for us and realize benefits from a change of control transaction even though such change of control may lead to the termination of their positions.

Tax Reimbursements

Because of the so-called "parachute" tax imposed by Internal Revenue Code Section 280G, our named executive officers may be subject to such tax upon the exercise of options and distributions under RSUs upon a change of control.  We currently have no agreements to reimburse our named executive officers for any taxes imposed as a result of these additional excise taxes.  We will pay taxes incurred by Mr. Reddick on a lump sum distribution of the value of twelve months of benefits, which he may elect in lieu of continued benefits, in the event his employment terminates under certain circumstances.

Perquisites and Other Benefits

Our executive officers receive no perquisites.  We have not made either discretionary or matching contributions to their 401(k) plans, although our plan provides that we may do so.  Our executive officers are not provided auto allowances and they receive no country club or golf club memberships.  We may, however, consider such perquisites in the future.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to our executive officers and other employees and thereafter submits its recommendation to the full Board for approval.  All such decisions are made with the consultation of the Chief Executive Officer, except those relating to the compensation of the Chief Executive Officer.  Except for salary adjustments and cash bonus and equity awards to the Chief Executive Officer, these items are generally based upon the recommendation of the Chief Executive Officer.  For example, in 2008, the Chief Executive Officer made recommendations with respect to bonuses and salary increases for all other employees (other than himself) and the Compensation Committee and Board adopted such recommendations.  With respect to salary adjustments and cash bonus and equity items to the Chief Executive Officer, the Compensation Committee establishes such awards for the Chief Executive Officer subject to review and approval of the Board.

Summary Compensation Table and Discussion of Employment and Incentive Arrangements

The following table sets forth a summary of the compensation paid by us for services rendered in all capacities to us during each of the three fiscal years ended December 31, 2008, to our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers (collectively, the "2008 named executive officers") whose total annual compensation for 2008 exceeded $100,000:

Summary Compensation Table(1)(2)

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Andrew D. Reddick President & CEO	2006 2007 2008	300,000 300,000 365,000	— 850,000 328,500	1,375,000 264,000 —	$77,000 0 691,000	1,752,000 1,414,000 1,385,000

Peter A. Clemens SVP & CFO	2006 2007 2008	180,000 180,000 205,000	— 180,000 102,500	733,000 141,000 —	23,000 11,000 276,000	936,000 512,000 583,500

Ron J. Spivey SVP and Chief Scientific Officer	2006 2007 2008	260,000 260,000 315,000	— 650,000 630,000	1,110,000 211,000 —	166,000 0 442,000	1,536,000 1,121,000 1,387,000

Robert B. Jones SVP & COO (commenced employment April 7, 2008)	2008	211,923	130,500	173,000	544,000	1,059,423

Robert A. Seiser VP, Treasurer & Corporate Controller	2006 2007 2008	133,000 133,000 160,000	— 140,000 56,000	275,000 53,000 —	16,000 7,000 221,000	424,000 333,000 437,000

(1) The 2006, 2007 and 2008 entries reflect the vesting in each of such years of outstanding RSUs with respect to 275,000, 146,600, 220,000 and 55,000 underlying shares for Messrs. Reddick, Clemens, Spivey and Seiser, respectively, and in addition, the 2008 entries reflect the vesting of outstanding RSUs with respect to 50,000 underlying shares for Mr. Jones.  The dollar amount reported is the compensation expense recorded by the Company for such awards  in accordance with FAS 123R, as reflected in our 2006, 2007, and 2008 financial statements disregarding the risk of forfeiture relating to service – based vesting conditions.

(2) The 2006 entries reflect the vesting in 2006 of outstanding options with respect to 150,000, 9,375, 433,333 and 6,225 underlying shares for Messrs. Reddick, Clemens, Spivey and Seiser, respectively. The 2007 entries reflect the vesting in 2007 of outstanding options with respect to 9,375 and 6,225 underlying shares for Messrs Clemens, and Seiser, respectively.  The 2008 entries reflect the vesting in 2008 of outstanding options with respect to 83,333, 38,542, 46,667, 48,667, and 29,558 underlying shares for Messrs. Reddick, Clemens, Spivey, Jones and Seiser, respectively.  The dollar amount reported is the compensation expense recorded by the Company  for such awards in accordance with FAS 123R, as reflected in our 2006, 2007, and 2008 financial statements.

Other Compensatory Arrangements

Our executive officers participate in medical, dental, life and disability insurance plans provided to all of our employees.

Employment Agreements

Andrew D. Reddick is employed pursuant to an Employment Agreement effective as of August 26, 2003, as amended, which provides that Mr. Reddick will serve as our Chief Executive Officer and President for a term expiring December 31, 2009.  The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from us or Mr. Reddick at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period.  Pursuant to an amendment to the Employment Agreement executed on July 9, 2008, our non-renewal of the Employment Agreement is considered a termination without Cause for all purposes under the Employment Agreement.  Mr. Reddick’s base salary under the Employment Agreement is $365,000 (increased by the Board from $300,000 effective January 1, 2008).  Pursuant to the Employment Agreement, Mr. Reddick is entitled to an annual bonus based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors.  For our 2008 fiscal year, Mr. Reddick was awarded a bonus of $328,500 due to, among other reasons, the achievement of the items discussed above under the caption “Salary and Bonus”.  The Employment Agreement also provides for our grant in August, 2004 to Mr. Reddick of stock options exercisable for up to 875,000 shares of Common Stock at an exercise price of $1.30 per share.  Such stock options provide for vesting of 300,000 shares on the date of grant of the option, with the balance vesting in monthly increments of 25,000 shares at the expiration of each monthly period thereafter commencing with the month ending August 31, 2004.  The exercise price of $1.30 per share represents a discount to the fair market value of our common stock on the date of grant.  On August 12, 2004, the date of grant of the stock options, the average of the closing bid and asked prices for our Common Stock was $4.35.  Because 450,000 of the discounted options are subject to Section 409A, in 2007, we established an exercise schedule to comply with Section 409A for such 450,000 options so that the options are exercisable (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014, provided that such options may be exercised only in the calendar year in which they first become exercisable, and in no event later than August 11, 2014.  The Employment Agreement also acknowledges our grant in December, 2005 to Mr. Reddick of a Restricted Stock Unit Award providing for our issuance of up to 825,000 shares of our Common Stock.  The Restricted Stock Unit vested one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007.  The vested shares underlying the Restricted Stock Unit Award will be issued by us on the earlier of (i) a Change in Control (as defined in our 2005  RSU Plan), or (ii) January 1, 2011. In the event of a Change in Control, we will issue the vested shares in a lump sum distribution.  In the absence of a Change of Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014.  Upon issuance of the shares underlying the Restricted Stock Unit Award, Mr. Reddick must remit to us the par value of $0.01 per share. On December 22, 2005, the date of grant of the Restricted Stock Unit Award, the average of the closing bid and asked prices of our common stock was $3.33, as reported by the OTCBB.  Mr. Reddick has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until we issue the underlying shares.  The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause.  In the event the Employment Agreement is terminated due to death or disability, we are required to pay Mr. Reddick, or his designee, a pro rata portion of the annual bonus that would have been payable to Mr. Reddick during such year assuming full achievement of the bonus criteria established for such bonus.

In the event that the Employment Agreement is terminated by us without Cause, or by Mr. Reddick for Good Reason, we are required to pay Mr. Reddick an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Mr. Reddick's base salary for one year (such salary amount being the "Severance Pay").  In case of termination without Cause, such severance is payable in equal monthly installments over a period of twelve (12) months, and in the case of termination by Mr. Reddick for Good Reason, one-half of such severance is payable six months after termination, and the remaining half of such severance is payable thereafter in six monthly installments.  In addition, Mr. Reddick at his option is entitled to continued coverage under our then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination or receive the value of such benefits payable in a lump sum within thirty days of termination together with amount needed to pay income tax on such lump sum.  The Employment Agreement permits Mr. Reddick to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case such termination is considered to be made without Cause, entitling Mr. Reddick to the benefits described above, except that (i) the Severance Pay is payable in a lump sum within six months after the date of termination, and (ii) with options being treated as set forth in the table below entitled, “Events Affecting Option Vesting and Exercise.”  The Employment Agreement restricts Mr. Reddick from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us.  In addition he has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control.  On May 23, 2008, we granted Mr. Reddick options to purchase 250,000 shares of our common stock exercisable at the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months.  The table entitled “Events Affecting Option Vesting and Exercise,” below summarizes the vesting and exercisability of Mr. Reddick’s options following a number of termination scenarios or a Change of Control.

See “—Compensation Discussion and Analysis—Stock Options” and “—Compensation Discussion and Analysis—Restricted Stock Units” above for a description of option grants and RSU grants to Mr. Reddick in 2009.

Ron J. Spivey, Ph.D., was employed pursuant to an Employment Agreement effective as of April 5, 2004, as amended, which provided that Dr. Spivey would serve as our Senior Vice President and Chief Scientific Officer for a term expiring December 31, 2008.  The term of the Employment Agreement provided for automatic one (1) year renewals in the absence of written notice to the contrary from us or Dr. Spivey at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period.  In July 2008, Dr. Spivey’s Employment Agreement was amended (the “Spivey 2008 Amendment”) to provide that it would terminate on December 31, 2008, without renewal and would be replaced by an amended agreement effective January 1, 2009 (the “Amended Spivey Agreement”).  The Amended Spivey Agreement has a two year term and provides that Dr. Spivey will serve as a part time employee (10 weeks per year), as our Senior Scientific Advisor at an annual salary of $120,000.  In addition, the Spivey 2008 Amendment provided that Dr. Spivey would be entitled to a $315,000 retention bonus if he remained employed through December 31, 2008 (the “Retention Bonus”).  Dr. Spivey’s base salary under the Employment Agreement in effect through December 31, 2008 was $315,000 (increased by the Board from $260,000 effective January 1, 2008).  Pursuant to the Employment Agreement, as amended, in addition to his Retention Bonus, Dr. Spivey was eligible for annual bonuses based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors.  In 2008, Dr. Spivey was awarded a bonus of $315,000, in addition to the Retention Bonus, due to, among other reasons, the achievement of the items discussed above under the caption “Salary and Bonus”.  The Employment Agreement also provided for our grant in April, 2005 to Dr. Spivey of stock options exercisable for up to 700,000 shares of Common Stock at an exercise price of $1.30 per share.  The stock option provides for vesting of 100,000 shares on October 1, 2004, 33,333 shares on each January 1, 2005, April 1, 2005, July 1, 2005 and October 1, 2005, 388,867 shares on January 1, 2006 and 77,800 on April 1, 2006. The exercise price of $1.30 per share represents a discount to the fair market value of our common stock on the date of grant.  Because 600,000 of the discounted options are subject to Section 409A, in 2007, we established an exercise schedule to comply with Section 409A for such 600,000 options so that the options are exercisable (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”) in four equal installments on  January 1 of each of 2011, 2012, 2013 and 2014, provided that such options may be exercised only in the calendar year in which they first become exercisable, and in no event later than their expiration dates. The Employment Agreement also acknowledged our grant in December, 2005 to Dr. Spivey of a Restricted Stock Unit Award providing for our issuance of up to 660,000 shares of our Common Stock. The Restricted Stock Unit vested one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007.  The vested shares underlying the Restricted Stock Unit Award will be issued by us on the earlier of (i) a Change in Control (as defined in our 2005 RSU Plan), or (ii) January 1, 2011.  In the event of a Change in Control, we will issue the vested shares in a lump sum distribution. In the absence of a Change in Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon issuance of the shares underlying the Restricted Stock Unit Award, Dr. Spivey must remit to us the par value of $0.01 per share.  On December 22, 2005, the date of grant of the Restricted Stock Unit Award, the average of the closing bid and asked prices of our common stock was $3.33, as reported by the OTCBB. Dr. Spivey has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until we issue the shares.  The Employment Agreement contained standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause.  The Amended Spivey Agreement restricts Dr. Spivey from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information and from competing with us at any time prior to one year after the termination of his employment with us.  In addition, under the Amended Spivey Agreement, Dr. Spivey has agreed not to and not to cause or direct any person to hire or solicit for employment any of our employees those of our subsidiaries or affiliates for twelve months after termination of his employment with us.

On May 23, 2008, we granted Dr. Spivey options to purchase 160,000 shares of our common stock exercisable at their fair market value at the date of grant vesting in equal installments over 24 months.  The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Dr. Spivey’s options following a number of termination scenarios or a Change of Control.

See “—Compensation Discussion and Analysis—Stock Options” and “—Compensation Discussion and Analysis—Restricted Stock Units” above for a description of option grants and RSU grants to Dr. Spivey in 2009.

Robert B. Jones commenced employment with us on April 7, 2008 pursuant to an Employment Agreement dated March 18, 2008, which provides that Mr. Jones will serve as our Senior Vice President and Chief Operating Officer for a term expiring December 31, 2009.  The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from us (which would give Mr. Jones the right to terminate his employment for Good Reason) or Mr. Jones at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period.  Mr. Jones’ base salary under the Employment Agreement is $290,000.  Pursuant to the Employment Agreement Mr. Jones is eligible for annual bonuses of up to thirty percent (30%) of his base salary on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors.  In 2008, Mr. Jones was awarded a bonus of $130,500 due to, among other reasons, the achievement of the items discussed above under the caption “Salary and Bonus”.  The Employment Agreement provides for our grant in April 2008 to Mr. Jones of stock options exercisable for up to 30,000 shares of Common Stock at an exercise price equal to the last sale price of our common stock on the last trading day prior to his April 7, 2008 commencement date.  The stock option provides for vesting of 1,500 shares on the last day of each month commencing May 31, 2008.  In addition, on May 23, 2008, we granted Mr. Jones stock options to purchase 160,000 shares of our common stock exercisable at the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”).  The Employment Agreement also provides for our grant in April 2008 to Mr. Jones of a Restricted Stock Unit Award providing for our issuance of up to 50,000 shares of our Common Stock. The Restricted Stock Unit vests 2,500 shares on the last day of each month commencing May 31, 2008.  The vested shares underlying the Restricted Stock Unit Award will be issued by us on the earlier of (i) a Change in Control (as defined in our 2005 RSU Plan), or (ii) January 1, 2011.  In the event of a Change in Control, we will issue the vested shares in a lump sum distribution. In the absence of a Change in Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon issuance of the shares underlying the Restricted Stock Unit Award, Mr. Jones must remit to us the par value of $0.01 per share.  Mr. Jones has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until we issue the shares.  The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause.  In the event that we terminate the Employment Agreement without Cause or Mr. Jones terminates the Employment Agreement for Good Reason, we are required to pay Mr. Jones an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Mr. Jones' base salary for one year (such salary amount being the "Severance Pay").  In case of termination without Cause and for Good Reason, such Severance Pay is payable in equal monthly installments over a period of twelve (12) months, with a six month payment delay for the that portion of the Severance Pay that would cause the payments to fall outside an exception to the deferred compensation rules requiring certain severance payments to certain officers of a public company to be made commencing six months after termination   However, if such termination without Cause or for Good Reason follows within two years of a qualifying Change of Control then the Severance Pay is payable in a lump sum 31 days after termination, otherwise if such termination follows a Change of Control by more than two years then the Severance Pay is payable six months and one day following termination.  In addition, upon a termination without Cause or for Good Reason any shares remaining unvested under stock options and restricted stock units granted to Mr. Jones will vest in full and Mr. Jones will be entitled to continued coverage under our then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination.  The Employment Agreement restricts Mr. Jones from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us.  In addition, Mr. Jones has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees  or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us  without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control.  The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Jones’ options following a number of termination scenarios or a Change of Control.

See “—Compensation Discussion and Analysis—Stock Options” and “—Compensation Discussion and Analysis—Restricted Stock Units” above for a description of option grants and RSU grants to Mr. Jones in 2009.

Peter A. Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, as amended, which provides that Mr. Clemens will serve as our Senior Vice President and Chief Financial Officer for a term expiring December 31, 2009.  The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Mr. Clemens at least ninety (90) days prior to the expiration of any renewal period.  Pursuant to a 2008 amendment to the Employment Agreement, our non-renewal of the Employment Agreement is considered as a termination without Cause for all purposes under the Employment Agreement.  Mr. Clemens current base salary under the Employment Agreement is $205,000 (increased from $180,000 effective January 1, 2008).  Under the Employment Agreement, he may also receive an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be determined from time to time by the Compensation Committee of the Board of Directors. In 2008, Mr. Clemens was awarded a bonus of $102,500 due to, among other reasons, the achievement of the items discussed above under the caption “Salary and Bonus.”  The Employment Agreement also provides for the grant of stock options on March 10, 1998 to purchase 30,000 shares of our common stock at an exercise price of $23.75 per share, which options vest in equal increments of 2,500 option shares at the end of each quarterly period during the term of the Employment Agreement (as such vesting schedule may be amended by mutual agreement of Mr. Clemens and the Board of Directors)  In addition, in August 2004, the Company granted stock options to Mr. Clemens to purchase 37,500 shares of Common Stock at an exercise price of $1.30 per share, which exercise price represents a discount to the fair market value of our common stock on the date of grant.  Such stock options vest in four equal portions at the end of each annual period commencing March 9, 2005.  Such stock options are exercisable (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014, provided that such options may be exercised only in the calendar year in which they first become exercisable, and in any event no later than their respective expiration dates.   In addition, on May 23, 2008, we granted Mr. Clemens options to purchase 100,000 shares of our common stock at an exercise price equal to the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”).  The Employment Agreement also acknowledges the grant to Mr. Clemens of a Restricted Stock Unit Award providing for our issuance of up to 440,000 shares of our Common Stock.  The Restricted Stock Unit vests one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007.  We will issue the vested shares underlying the Restricted Stock Unit Award on the earlier of (i) a Change in Control (as defined in our 2005 RSU Plan), or (ii) January 1, 2011.  In the event of a Change in Control, we will issue the vested shares in a lump sum distribution.  In the absence of a Change in Control, our issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014.  Upon issuance of the shares underlying the Restricted Stock Unit Award, Mr. Clemens must remit to us the par value of $0.01 per share. On December 22, 2005, the date of grant of the Restricted Stock Unit Award, the average of the closing bid and asked prices of our common stock was $3.33, as reported by the OTCBB.  Mr. Clemens has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until we issue the shares.  The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated by us without Cause or by Mr. Clemens for Good Reason, we are required to pay Mr. Clemens an amount equal to $410,000 or twice his then base salary, whichever is greater, payable in the case of termination without Cause in a lump sum within 30 days following termination and in the case of termination for Good Reason, six months after termination and to continue to provide Mr. Clemens coverage under our then existing benefit plans, including medical and life insurance, for a term of 24 months.  The Employment Agreement permits Mr. Clemens to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case he would receive the same payments as on a termination for Good Reason.  The Employment Agreement also restricts Mr. Clemens from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment.  In addition, for a period of two (2) years from and after the effective date of the termination of his employment with us (for any reason whatsoever), (i) induce or attempt to influence any employee of the Corporation or any of its subsidiaries or affiliates to leave its employ, or (ii) aid any person, business, or firm, including a supplier, a competitor, licensor or customer of or our manufacturer for the Corporation, in any attempt to hire any person who shall have been employed by us or any of our subsidiaries or affiliates within the period of one (1) year of the date of any such requested aid.  The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Clemens’ options following a number of termination scenarios or a Change of Control.

See “—Compensation Discussion and Analysis—Stock Options” and “—Compensation Discussion and Analysis—Restricted Stock United” above for a description of option grants and RSU grants to Mr. Clemens in 2009.

Garth Boehm, Ph. D. commenced his employment with us on May 11, 2009 pursuant to an Employment Agreement dated March 23, 2009 that provides for Dr. Boehm to serve as our Vice President, Modified Release Dosage Form Development for a term expiring May 10, 2011.  The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from us (which would give Dr. Boehm the right to terminate his employment for Good Reason) or Dr. Boehm at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period.  Dr. Boehm’ base salary under the Employment Agreement is $265,000 and he is eligible for annual bonuses of up to thirty five percent (35%) of his base salary on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors.  The Employment Agreement provides for our grant to Dr. Boehm, on his employment commencement date, of stock options exercisable for up to 96,000 shares of Common Stock at an exercise price equal to the last sale price of our Common Stock as reported by the NASDAQ Capital Market on the last trading day prior to his employment commencement date.  The stock option provides for vesting of 4,000 shares on the last day of each month commencing May 31, 2009 (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”).  The Employment Agreement also provides for our grant to Dr. Boehm, on his employment commencement date, of a Restricted Stock Unit Award providing for our issuance of up to 24,000 shares of our Common Stock. The Restricted Stock Unit vests 1,000 shares on the last day of each month commencing May 31, 2009.  The vested shares underlying the Restricted Stock Unit Award will be issued by us on the earlier of (i) a Change in Control (as defined in our 2005 RSU Plan), or (ii)  commencing January 1, 2011.  In the event of a Change in Control, we will issue the vested RSU shares in a lump sum distribution. In the absence of a Change in Control, the issuance of the vested RSU shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon issuance of the shares underlying the Restricted Stock Unit Award, Dr. Boehm must remit to us the par value of $0.01 per share.  Dr. Boehm has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until we issue the shares.  The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause.  In the event that we terminate the Employment Agreement without Cause or Dr. Boehm terminates the Employment Agreement for Good Reason, we are required to pay Dr. Boehm an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Dr. Boehm' base salary for one year (such salary amount being the "Severance Pay").  In case of termination without Cause and for Good Reason, such Severance Pay is payable in equal monthly installments over a period of twelve (12) months, with a six month payment delay for the that portion of the Severance Pay that would cause the payments to fall outside an exception to the deferred compensation rules requiring certain severance payments to certain officers of a public company to be made commencing six months after termination   However, if such termination without Cause or for Good Reason follows within two years of a qualifying Change of Control then the Severance Pay is payable in a lump sum 31 days after termination, otherwise such Severance Pay following a Change of Control shall be payable six months and one day following termination.  In addition, upon a termination without Cause or for Good Reason any shares remaining unvested under stock options and restricted stock units granted to Dr. Boehm will vest in full and Dr. Boehm will be entitled to continued coverage under our then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination.  The Employment Agreement restricts Dr. Boehm from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us.  In addition, Dr. Boehm has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees  or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us  without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control.  The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Dr. Boehm’ options following a number of termination scenarios or a Change of Control.

EVENTS AFFECTING STOCK OPTION VESTING AND EXERCISE
FOR MESSRS. REDDICK, JONES, CLEMENS AND BOEHM

Event	Vesting of All Options (Options not Subject to Section 409A are exercisable upon vesting)	Exercisability of Options not subject to Section 409A (including options granted on May 23, 2008)	Exercisability of Options Subject to Section 409A
Termination due to Death	No additional vesting	Vested options immediately exercisable for one year following termination	Vested options immediately exercisable for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination by Company Without Cause or by Employee for Good Reason or following Change of Control (not qualifying under Section 409A)	All options fully vest for Messrs. Reddick and Jones and Boehm. Mr. Clemens’s options vest upon termination after Change of Control.	Vested options immediately exercisable for one year following termination	Vested options exercisable commencing six months after termination for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination due to Disability	No additional vesting	Vested options immediately exercisable for one year following termination	Vested options exercisable commencing six months after termination for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination by the Company for Cause or by executive other than for Good Reason	No additional vesting	Vested options immediately exercisable for 40 days following termination	Vested options exercisable commencing six months after termination for the lesser of (a) 40 days thereafter or (b) the last day of the calendar year in which they first become exercisable
Change of Control	Options fully vest	Vested options immediately exercisable	Vested options exercisable upon Change of Control qualifying under Section 409A during the year in which the Change of Control occurs

Dr. Spivey’s options subject to Section 409A are also treated as above. Options granted to him in May 2008 fully vest after a Change of Control.  To the extent they are not vested on the termination of his employment they are forfeited. Options granted to him in May 2008 that are vested on the termination of his employment are exercisable for one year after we terminate his employment and for 40 days after he terminates his employment.  Mr. Seiser is not party to an employment agreement.

Stock Option Plans

We maintain three stock option plans adopted in 1995, 1998 and 2008, respectively.  In the past we used, and may continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

The 1995 Stock Option Plan

The 1995 Stock Option Plan was approved by our shareholders in September, 1995 and as of December 31, 2008 options to purchase 25,500 shares were outstanding.  In May, 2005 the 1995 Stock Option Plan expired and the remaining unissued shares allocated to such Plan were terminated.  The average per share exercise price for all outstanding options under the 1995 Stock Option Plan is approximately $12.27.

The 1998 Stock Option Plan

The 1998 Stock Option Plan was  approved by our shareholders in June, 1998 and  permits the grant of incentive stock options (“ISO’s”) and non-qualified stock options to purchase shares of our Common Stock.  The 1998 Stock Option Plan was amended by the Board of Directors in April, 1999 to increase the number of shares available for the grant of options  from 260,000 to 360,000 shares.  Our shareholders ratified such  amendment on August 19, 1999.  The 1998 Stock Option Plan was further amended by Board of Directors in April, 2001 to increase the number of shares available for grant of options under the Plan from 360,000 to 810,000 shares.  Our shareholders ratified such amendment on June 14, 2001.  The 1998 Stock Option Plan was further amended by the Board of Directors on May 5, 2004 to increase the number of shares available for grant of options under the Plan from 810,000 to 2,000,000 shares.  Our shareholders ratified such amendment on August 12, 2004.  The 1998 Stock Option Plan was further amended on February 8, 2006 to make such plan compliant with Section 409A of the Internal Revenue Code, as amended.  Our shareholders ratified the amendment on December 14, 2006.  The 1998 Stock Option Plan is subject of a proposed amendment set forth in Proposal 4.  As of December 31, 2008, stock options to purchase 1,903,364 shares of Common Stock had been granted under the 1998 Stock Option Plan.  Of such option grants, 68,100 are ISOs and 1,835,264 are non-qualified options  As of December 31, 2008, the average per share exercise price for all outstanding options under the 1998 Stock Option Plan is approximately $2.14.  No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock.  The exercise price of non-qualified options exercisable for 1,699,414 shares of common stock has been set at less than the fair market value on the date of grant of the underlying Common Stock.  Subject to the terms of the 1998 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant.

Options issued to date at a discount under the 1998 Stock Option Plan, which had not vested as of December 31, 2004, are exercisable (subject to earlier exercise as described below) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014.  These options are exercisable earlier than stated above upon a qualifying change of control and upon termination of employment (generally for a period of 90 days), subject in the case of termination, to a 6 month waiting period prior to exercise for Messrs. Reddick, Clemens, Spivey, Jones and Seiser.  In no event are these options exercisable outside the calendar year in which they first become exercisable.  See “Events Affecting Option Vesting and Exercise” above for the vesting and exercise of options granted to Messrs. Reddick, Spivey, Jones and Clemens.

In April, 2008 the 1998 Stock Option Plan expired and the remaining unissued shares allocated to such plan were terminated.

The 2008 Stock Option Plan

The 2008 Stock Option Plan was approved by our shareholders on April 30, 2008.  The 2008 Stock Option Plan is subject of a proposed amendment.  See “Proposal 3.”  The 2008 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase in the aggregate up to 6,000,000 shares of our Common Stock.  As of the December 31, 2008, stock options to purchase 1,040,000 shares of Common Stock had been granted under the 2008 Stock Option Plan.  Of such option grants, 365,543 are ISOs and 674,547 are non-qualified options.  As of December 31, 2008, the average per share exercise price for all outstanding options under the 2008 Stock Option Plan is approximately $9.87.  No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock.  Subject to the terms of the 2008 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant.

Restricted Stock Unit Award Plan

On December 22, 2005, the Board of Directors approved our 2005 Restricted Stock Unit Award Plan (the “2005 RSU Plan”) for our employees and non-employee directors.  The RSU Plan was amended by the Board of Directors on October 26, 2006 to allow transfer of RSUs under limited circumstances.  We believe that the 2005 RSU Plan did not require shareholder approval.  Nevertheless, on December 14, 2006, our shareholders ratified the 2005 RSU Plan, as amended, at our 2006 Annual Shareholders’ Meeting.  A RSU represents the contingent obligation of the Company to deliver a share of our common stock to the holder of the RSU on a distribution date. On March 14, 2008 the Board of Directors adopted and on April 30, 2008 our shareholders ratified an amendment to the 2005 RSU Plan increasing the number of shares available under the RSU Plan from 3.0 million to 3.5 million.

The purpose of the 2005 RSU Plan is to attract, motivate and retain experienced and knowledgeable employees by offering additional stock-based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company and to attract and retain qualified non-employee directors.  The 2005 RSU Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended and is designed to confirm that compensation deferred under the Plan which is subject to Code Section 409A is not included in the gross income of 2005 RSU Plan participants until such time as the shares of common stock underlying RSUs are distributed as set forth in the Plan and Code Section 409A.

The RSU Plan is administered by our Board of Directors or a Committee appointed by the Board of Directors. However, with respect to non-employee directors, the Board administers the Plan, and the Committee has no discretion with respect to any grants to non-employee directors. RSUs granted under the RSU plan vest on a schedule determined by the Board of Directors or such Committee as set forth in a restricted stock unit award agreement. Unless otherwise set forth in such award agreement, the RSUs fully vest upon a change in control (as defined in the 2005 RSU Plan) of the Company or upon termination of an employee’s employment without cause or due to death or disability, and in the case of a non-employee director, such person’s death or disability or if such person is not renominated as a director (other than for “cause” or refusal to stand for re-election) or is not elected by our stockholders, if nominated.  Vesting of an RSU entitles the holder thereof to receive a share of common stock of the Company on a distribution date (after payment of the $0.01 par value per share).

Absent a change of control, one-fourth of vested shares of common stock underlying an RSU award will be distributed (after payment of $0.01 par value per share) on January 1 of each of 2011, 2012, 2013 and 2014. If a change in control occurs (whether prior to or after 2011), the shares underlying the RSU award will be distributed at or about the time of the change in control. No dividends accrue on the shares underlying the RSUs prior to issuance.  The recipients of RSU awards need not be employees or directors of the Company on a distribution date.

RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the recipients other than  by will or by the laws of descent or distribution and to (i) the spouse, children or grandchildren of the awardee (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee).  A married recipient may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Recipients of RSUs generally will not recognize income when they are awarded RSUs (unless they elect to recognize income by making a Section 83(b) election). RSU recipients will recognize ordinary income in an amount equal to the fair market value of the shares of our common stock issued pursuant to a distribution under the RSU. We will generally be entitled to a tax deduction in the same amount.

As of December 31, 2008, we had granted RSUs providing for our issuance of up to an aggregate of 3,000,000 shares of our common stock. 2,750,000 of such RSU Awards vested one-third (1/3) on grant and the balance vested in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007.  200,000 of such RSU Awards vested 77,778 shares on grant and the balance vested in equal monthly increments on the first day of March 1, 2006 and ending December 1, 2007.  The remaining 50,000 RSU awards vest at a rate of 2,500 on the last day of each month commencing May 31, 2008, and as of December 31, 2008, 20,000 of such RSUs had vested.

Outstanding Equity Awards at 2008 Year End and Option Exercises in 2008

The following table presents information regarding outstanding stock option awards at December 31, 2008 for each of the 2008 named executive officers:  All RSU awards granted to 2008 named executive officers had vested at December 31, 2008, except those granted to Mr. Jones.

OUTSTANDING EQUITY AWARDS AT 12/31/2008

Stock Option Awards					Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Andrew D. Reddick	875,000	—	$1.30	08/12/2014
	72,916	177,084	$9.87	05/23/2018
Peter A. Clemens	10,000	—	$11.25	03/08/2009
	12,500	—	$18.75	02/17/2010
	10,000	—	$11.125	06/29/2010
	37,500	—	$1.30	03/09/2014
	29,166	70,834	$9.87	05/23/2018
Ron J. Spivey	300,000	—	$1.30	04/15/2014
	400,000	—	$1.30	12/09/2015
	46.666	113,334	$9.87	05/23/2018
Robert B. Jones	12,000	18,000	$8.64	04/06/2018	30,000	$220,200
	46,666	113,334	$9.87	05/23/2018
Robert A. Seiser	1,600	—	$11.25	03/08/2009
	3,000	—	$18.75	02/17/2010
	4,000	—	$11.125	06/29/2010
	2,500	—	$24.60	11/15/2011
	24,900	—	$1.30	03/09/2014
	23,334	56,666	$9.87	05/23/2018
(1)  Based on the closing price of $7.34 reported on the Nasdaq Capital Market on December 31, 2008.  Does not take into account the $.01 par value per share that must be paid on the distribution of shares underlying the RSUs.

The following table presents information regarding the value realized on the vesting during 2008 of RSU awards to the named executive officers.  No stock options were exercised by the named executive officers during 2008.

OPTION EXERCISE AND STOCK VESTED IN FISCAL YEAR 2008

	Stock Awards
Name	Number of Shares Vested (#)(1)	Value Realized on Vesting ($)(2)
Andrew D. Reddick	0	—
Peter A. Clemens	0	—
Ron J. Spivey	0	—
Robert B. Jones	20,000	$127,850
Robert A. Seiser	0	—

(1) The vested shares underlying the RSUs will be issued by us on the earlier of (i) a Change of Control (as defined in our 2005 Restricted Stock Unit Award Plan), or (ii) in four annual installments starting on January 1, 2011.  In the event of a Change of Control, our issuance of the shares shall be made in a lump sum distribution.  In the absence of a Change of Control, the issuance of the vested shares shall be issued in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014.  Upon our distribution of the shares underlying the RSUs, the recipients must submit to us the par value of $0.01 per share.  The recipients of the RSUs have no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying such awards until the shares are issued by us.

(2) Value is determined by subtracting the $.01 par value required to be paid on exchange of each share for RSUs from the closing price of our Common Stock on the Nasdaq Capital Market on each vesting date and multiplying the result by the number of shares underlying the RSUs that vested on such date and then aggregating those results.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table includes information as of December 31, 2008 relating to our 1995, 1998 and 2008 Stock Option Plans and our 2005 Restricted Stock Unit Award Plan, which comprise all of our equity compensation plans.  The table provides the number of securities to be issued upon the exercise of outstanding options and distributions under outstanding Restricted Stock Unit Awards under such plans, the weighted-average exercise price of outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Equity Compensation Plan Information
Plan Category	Number Of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans. (Excluding Securities Reflected in Column a (Column c)
Stock Option Equity Compensation Plans Approved by Security Holders	2,968,864	$4.93	4,960,000
Stock Option Equity Compensation Plans Not Approved by Security Holders	0	0	0
Restricted Stock Unit Equity Compensation Plans Approved by Security Holders	3,000,000	$0.01	500,000
Restricted Stock Unit Equity Compensation Plans Not Approved by Security Holders	0	0	0
TOTAL	5,968,864	$2.46	5,460,000

Potential Payments Upon Termination or Change in Control

Mr. Seiser

Options.  If a change of control occurs (which constitutes a change of control under the stock option agreements) previously unvested options vest and become exercisable with respect to all underlying shares (relating to 56,666 shares for Mr. Seiser, as of December 31, 2008).  Mr. Seiser would realize a benefit of $537,000 from such option vesting if such change of control had occurred on December 31, 2008.  Upon the occurrence of a change of control that meets the requirements of Section 409A of the Internal Revenue Code or upon termination of employment, stock options granted to Mr. Seiser to purchase 24,900 shares of common stock become exercisable in full.

RSUs.  As of December 31, 2008, all RSUs granted to Mr. Seiser had vested.  Upon the occurrence of a change of control that meets the requirements of Section 409A of the Internal Revenue Code, the RSUs are fully distributable for shares upon payment of the $.01 par value per share, instead of under their normal distribution schedule.
The dollar benefits described above are the compensation cost for such awards that would have been recognized in 2008 in our financial statements in accordance with FAS 123R, had such accelerated vesting/distribution occurred.

Messrs. Reddick, Jones and Clemens

Based upon a hypothetical triggering date of December 31, 2008, the quantifiable benefits for Messrs. Andrew Reddick, Robert Jones and Peter Clemens upon a termination/change of control would have been as set forth the table below:

Triggering Event	Executive	Severance		Bonus		Value of Options Vesting (4)	Value of RSUs Vesting (5)	Medical, Dental, Health, Disability and Life Insurance Benefits		Total (7)
Termination by Company	Andrew D. Reddick	365,000	(1)(8)	—	(3)	1,678,000	—	26,270	(6)	$2,068,270
without Cause or by Employee	Robert B. Jones	290,000	(1)(8)	—	(3)	1,227,000	301,000	26,270	(6)	$1,844,270
for Good Reason or after a Change of Control (12)	Peter A. Clemens	410,000	(2)(10)	—	(3)	671,000 (only payable upon termination after Change of Control)	—	52,540	(11)	$1,133,540
Termination for Death	Andrew D. Reddick	—		—	(3)	—	—	—		—
	Robert B. Jones	—		—		—	301,000	26,270		$327,270
	Peter A. Clemens	—		—		—	—	—		—
Termination for Disability	Andrew D. Reddick	—		—	(3)	—	—	—		—
	Robert B. Jones	—		—		—	—	26,270		$26,270
	Peter A. Clemens	—		—		—	—	—		—
Termination with Cause	Andrew D. Reddick	—		—		—	—	—		—
	Robert B. Jones	—		—		—	—	—		—
	Peter A. Clemens	—		—		—	—	—		—
Change of Control Without	Andrew D. Reddick	—		—		1,678,000	—	—		$1,678,000
Termination	Robert B. Jones	—		—		1,227,000	301,000	—		$1,527,000
	Peter A. Clemens	—		—		671,000	—	—		$671,000

The terms "Change of Control", "Cause", and "Good Reason" have the meanings in the listed executive’s employment agreements.

(1) In the case of termination without Cause, payable in 12 monthly installments.  In the case of termination for Good Reason, one half of amount is payable six months and one day after termination, and remaining amount is payable thereafter in six monthly installments.  In the case of termination after a Change of Control, amount is payable in a lump sum six months and one day after termination.  As of January 1, 2009, Dr. Spivey is no longer entitled to this benefit.
(2) In the case of termination without Cause, payable in a lump sum within 30 days after termination.  In the case of termination for Good Reason and termination after Change of Control, amount is payable in a lump sum six months and one day after termination.
(3) Payable in a lump sum within 30 days after termination.  Because bonuses were paid prior to December 31, 2008, named executives would not have been entitled to any additional bonuses upon termination at December 31, 2008.
(4) The dollar amount reported is the compensation cost for such awards that would have been recognized in 2008 in our financial statements in accordance with FAS 123R had the unvested stock options at December 31, 2008 vested at such date.  See “Employment Agreements” for a description of the exercise periods following termination.
(5)  The dollar amount reported is the compensation cost for such awards that would have been recognized in 2008 in our financial statements in accordance with FAS 123R, had the unvested RSUs at December 31, 2008 vested at such date (30,000 RSUs in the case of Mr. Jones).
(6) Represents the value of medical, dental, disability and life insurance for the twelve months following termination and a tax gross up for such amounts.  Payable in lump sum within 30 days after termination.  Assumes executive has selected lump sum payment option, in lieu of continued benefits.  This amount is estimated.  Effective January 1, 2009, Dr. Spivey is not entitled to this benefit.
(7) Excludes accrued vacation.
(8) Represents one year of salary, at the rate in effect on December 31, 2008.
(9) Represents one year of salary, at the rate in effect on December 31, 2008.  Effective January 1, 2009, Dr. Spivey became a part-time employee and is not contractually entitled to a severance benefit.
(10) Represents two years of base salary, at the rate in effect on December 31, 2008.
(11) Represents the estimated value of medical, dental, disability and life insurance for the twenty-four months following termination.   Payable in lump sum within thirty days after termination.
(12) Dr. Spivey’s options vest on a Change of Control.  Otherwise he is not contractually entitled to severance pay or a bonus upon termination.  The value of such vesting at December 31, 2008 is $ 1,074,000.

Director Compensation

The following table sets forth a summary of the compensation paid by us to our Directors (other than Andrew Reddick, whose compensation, is reflected in the Summary Compensation Table) for services rendered in all capacities to us during the fiscal year ended December 31, 2008:

2008 DIRECTOR COMPENSATION
Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
William G. Skelly	29,250		—	95,240	124,490
William A. Sumner	28,500		—	95,240	123,740
Bruce F. Wesson	27,750		—	95,240	122,990
Richard J. Markham	30,750		—	95,240	125,990
Immanuel Thangaraj	20,000	(3)	—	95,240	115,240
George K. Ross	33,500		—	95,240	128,740

(1) Messrs. Skelly and Sumner each held fully vested RSUs with respect to 100,000 underlying shares, as of December 31, 2008.   Messrs. Wesson, Markham, Thangaraj and Ross held no RSUs.
(2)  Messrs. Skelly, Sumner, Wesson, Markham, Thangaraj and Ross, held vested options with respect to, 32,500, 19,000, 15,000, 15,000, 15,000 and 15,000 underlying shares, respectively, as of December 31, 2008.  The dollar amount provided is the Company’s compensation expense for such awards recognized in 2008 as reported in our financial statements in accordance with FAS 123R.
(3)  Committee and board meeting attendance fees waived.

Under the Director compensation program in effect in 2007, non-employee Directors received $500 for each meeting attended ($250 in the case of telephonic meetings) and non-employee Directors who served on any of the Committees established by the Board of Directors received $250 for each Committee meeting attended unless held on the day of a full Board meeting.  Non-employee Directors were eligible to receive, at the discretion of the Board, an annual grant of options to purchase 5,000 shares of our common stock.  No such option grants were made to any Director in 2007.  We also reimbursed Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

In January 2008, to retain and attract highly qualified directors, our Board amended the Director compensation program to provide for a $20,000 annual retainer for each non-employee Director (and an additional annual retainer of $5,000 for the chairperson of the Audit Committee and $2,500 for each other Committee chairperson), a $1,000 fee for each Board meeting attended in person ($500 if attended telephonically), and a $500 fee for each Committee meeting attended ($250 if attended telephonically).  The annual retainer fees are payable in four equal installments at the end of each calendar quarter during the year. In addition, non-employee Directors will receive an annual grant of options to purchase 15,000 shares of our common stock.  The stock options have a term of 10 years and have an exercise price equal to the closing price of our common stock on the first trading day of the year of grant as reported by the NASDAQ Capital Market, except in the case of the stock option grants for 2008, in which case the exercise price was equal to the last sale price for our common stock on January 24, 2008 (the date of adoption by the Board of the new board compensation program) as reported by the OTC Bulletin Board.  The stock options vest in equal installments at the end of each calendar quarter during the year of grant.  Directors who are also our employees receive no additional or special remuneration for their services as Directors.  We also continue to reimburse Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

Compensation Committee Interlocks and Insider Participation

From January 1, 2008 until January 23, 2008 our Compensation Committee consisted of Messrs. Markham, Skelly and Reddick.  For the remainder of 2008, our compensation committee consisted of Messrs. Markham, Wesson and Thangaraj.  Except for the period January 1, 2008 through January 23, 2008 during which Mr. Reddick, our President and Chief Executive Officer, served on our Compensation Committee, there were no Compensation Committee interlocks or insider participation in compensation decisions.  See “Employment Agreements” for a discussion of Mr. Reddick’s employment agreement.

Compensation Committee Report

The following report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C [17 CFR 240.14a-1 et seq. or 240.14c-1 et seq.], other than as specified, or to the liabilities of Section 18 of the Exchange Act [15 U.S.C. 78r].

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with Company management.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Report.

Richard J. Markham, Bruce F. Wesson and Immanuel Thangaraj.

Certain Relationships and Related Transactions and Director Independence

Certain Relationships and Related Transactions

GCE Holdings LLC, our 77.7%  stockholder (“GCE”) was the assignee of our shares of issued preferred stock (prior to  conversion into common stock) formerly held by each of Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (collectively, “Galen”), Care Capital Investments II, LP, Care Capital Offshore Investments II, LP (collectively, “Care Capital”) and Essex Woodlands Health Ventures V, L.P., (“Essex” and together with Galen and Care, the “VC Investors”). Galen, Care and Essex own 39.8%, 30.6% and 29.6%, respectively, of GCE. Messrs. Wesson, Markham and Thangaraj, each a Director, exercise investment control over the membership interests in GCE held by Galen, Care and Essex, respectively, and correspondingly exercise investment control over our common stock held by GCE.

As a condition to the completion of our 2004 debenture offering, we, the investors in our 2004 debentures and the holders of our outstanding 5% convertible senior secured debentures due March 31, 2006 issued by us during the period from 1998 through 2003 executed a certain Voting Agreement dated as of February 6, 2004 (the "Voting Agreement"). The Voting Agreement provided that each of Galen, Care and Essex (collectively, the "Lead 2004 Debenture Investors") had the right to designate for nomination one member of our Board of Directors, and that the Lead Debenture 2004 Investors collectively may designate one additional member of the Board (collectively, the "Designees"). In connection with the conversion of our preferred shares into common stock completed in November 2005, the Voting Agreement was amended to reflect the conveyance by each of Galen, Care and Essex of their holdings in our preferred shares (prior to conversion into common stock) to GCE. After giving effect to a further amendment in January 2008, the Voting Agreement, as amended, provides that our Board of Directors shall be comprised of not more than seven (7) members, three (3) of whom shall be designees of GCE, one of whom shall be our CEO and three of whom shall be independent directors. The designees of GCE are Messrs. Wesson, Markham and Thangaraj.

We were a party to a certain loan agreement with each of the VC Investors and certain of our other shareholders dated February 10, 2004 (the "$5.0 Million Secured Term Note”). The $5.0 Million Secured Term Note was in the principal amount of $5.0 million and was secured by a lien on all of our assets and the assets of our subsidiary.  On June 28, 2007, the $5.0 Million Secured Term Note was amended to extend the maturity date from June 30, 2007 to September 30, 2007 and further amended on August 20, 2007 to extend the maturity date from September 30, 2007 to December 31, 2008.  In addition, the August 20, 2007 amendment to the $5.0 Million Secured Term Note reduced the interest rate from a variable rate of prime plus 4.5%, to a fixed rate of 10.0% per annum and to provide for interest payments in the form of cash instead of our common stock.  In September 2007 approximately $8,000 of principal was repaid under the $5.0 Million Secured Term Note leaving a principal balance of $4,992,000.  In accordance with the terms of the $5.0 million Secured Term Note on December 7, 2007, simultaneous with our receipt of the non-refundable $30 million upfront cash payment received from King under the King Agreement, we satisfied in full all of our obligations under the $5.0 Million Secured Term Note.

During the period from June 2005 through July 2007 we borrowed an aggregate of $10.544 million pursuant to a series of loan agreements between us, the VC Investors and certain other shareholders (the “Bridge Loans). We used the net proceeds from the Bridge Loans to develop our Aversion® Technology and fund related operating expenses. The Bridge Loans carried an interest rate of 10%, payable quarterly which, pursuant a November 2006 amendment, was payable, at the Company’s option, with shares of its Common Stock. The Bridge Loans, as amended in March 2007, had a scheduled maturity date of September 30, 2007.  In accordance with the conversion provisions contained in the Bridge Loans, the outstanding $10.544 million principal balance under Bridge Loans was converted into our units upon the closing of our Unit Offering described below.  As a result, the Bridge Loan Agreements and all related security agreements and guaranties were terminated.

During 2007, we paid an aggregate of $145,000 in cash interest under the Bridge Loans (of which $47,000 was paid to each of Galen, Care and Essex) and issued an aggregate of 47,300 shares of our common stock in satisfaction of interest payments under the Bridge Loans (of which 15,300 shares were issued to each of Galen, Care and Essex)(on a post reverse stock split basis).

On August 20, 2007, we entered into a Securities Purchase Agreement with GCE Holdings LLC, our controlling shareholder, and the investors named therein (collectively, the “Unit Investors”).  Pursuant to the Agreement, the Unit Investors purchased in the aggregate (on a post reverse stock split basis) 2,365,185 of our Units (“Units”), at a price of $10.80 per Unit (the “Unit Offering”).  Each Unit consisted of four shares of common stock and a warrant to purchase one share of common stock (the “Warrants”). 1,388,889 of the Units were issued for cash, with the balance of 996,296 Units issued to GCE Holdings LLC, as assignee of the Bridge Loans from the VC Investors, in consideration of the conversion of an aggregate of $10.544 million in principal amount under our outstanding Bridge Loans.  The net cash proceeds to us after expenses of the Unit Offering were approximately $14.2 million.

The Warrants issued in the Unit Offering are immediately exercisable at a price of $3.40 per share (on a post reverse stock split basis) and expire August 20, 2014.  The Warrants may be exercised for cash, or on a cashless basis commencing 180 days after the closing if at the time of exercise the shares underlying the Warrants are not covered by an effective registration statement filed with the SEC.

At the time of issuance, the common stock and shares of common stock underlying the Warrants sold pursuant to the Unit Offering were not registered under the Securities Act of 1933, as amended, and could not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.  In accordance with the requirements of the Securities Purchase Agreement, we filed a registration statement with the SEC for purposes of registering the resale of the shares of common stock issued as part of the Units and the shares of common stock issuable upon exercise of the Warrants (the “Registration Statement”).  The Registration Statement was declared effective by the SEC on November 20, 2007.  We must exercise best efforts to keep the Registration Statement effective until the earlier of (i) the date that all shares of common stock and shares of common stock underlying Warrants covered by the Registration Statement have been sold, or (ii) the fifth anniversary of the Registration Statement, provided that the period during which the Registration Statement must be kept effective can be shortened to not less than two years by agreement of holders of registrable securities.  Shares of common stock eligible for sale under Rule 144(k) of the Securities Act of 1933, as amended, need not be included in the Registration Statement.  Under certain circumstances, if shares are excluded from the Registration Statement by the SEC, we may be required to file one or more additional Registration Statements for the excluded shares.  Subject to certain exceptions, for each day that we fail to keep the Registration Statement effective, we must pay each Investor 0.05% of the purchase price of securities covered by the Registration Statement and held by such Unit Investor at such time, up to a maximum of 9.9% of the amount paid by a Unit Investor for the Units.

The requirement in the Securities Purchase Agreement to file the Registration Statement triggered the piggyback registration rights granted to certain holders of shares of our common stock and warrants exercisable for common stock pursuant to an Amended and Restated Registration Rights Agreement dated as of February 6, 2004, as amended.  GCE Holdings LLC, Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Care Capital Investments II, LP, Care Capital Offshore Investments II, LP and Essex Woodlands Health Ventures V, L.P. exercised their piggyback registration rights under such Agreement.  As a result, an aggregate of 26,584,016 shares of common stock and shares underlying warrants held by such shareholders (after giving effect to our 1 for 10 reverse stock split effected December 5, 2007) were included in the Registration Statement.

Our Board has not adopted formalized written policies and procedures for the review or approval of related party transactions. As a matter of practice, however, our Board has required that all related party transactions, including, without limitation, each of the transactions described above in this section entitled “Certain Relationships and Related Transactions”, be subject to review and approval by a committee of independent directors established by the Board. The Board’s practice is to evaluate whether a related party (including a director, officer, employee, GCE Holdings, Galen, Care, Essex or other significant shareholder) will have a direct or indirect interest in a transaction in which we may be a party. Where the Board determined that such proposed transaction involves a related party, the Board formally establishes a committee comprised solely of independent directors to review and evaluate such proposed transaction (the “Independent Committee”). The Independent Committee is authorized to review any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to us and our shareholders (other than the interested related party to such transaction), including meeting with management, retaining third party experts (including counsel and financial advisors if determined necessary and appropriate by the Independent Committee) and evaluating alternative transactions, if any. The Independent Committee is also empowered to negotiate the terms of such proposed related party transaction on our behalf. The proposed related party transaction may proceed only following the approval and recommendation of the Independent Committee. Following the Independent Committee’s approval, the related party transaction is subject to final review and approval of the Board as a whole, with any interested director abstaining from such action.

Each of the transactions described above in this section entitled “Certain Relationships and Related Transactions” were subject to the review, evaluation, negotiation and approval of an Independent Committee of the Board. In each such case, the Independent Committee was comprised of Messrs. Sumner and Skelly.

Director Independence

In assessing the independence of our Board members, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Capital Market, including NASDAQ Marketplace Rule 4200(a)(15), and applicable SEC regulations.  Based on this analysis, our Board has determined that each of Messrs. William A. Sumner, William Skelly and George Ross meet the standards for independence provided in the listing requirements of the NASDAQ Capital Market and SEC regulations.  As a result, three of our seven Board members meet such standards of independence.  Although the listing standards of the NASDAQ Capital Market specify that a majority of a listed issuer’s board of directors must be comprised of independent directors, we are relying upon an exemption for “controlled companies” provided in the listing standards for the NASDAQ Capital Market.  A “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company.  Based on GCE Holdings LLC’s ownership of approximately 78% of our common stock, we are considered a controlled company under the rules of the NASDAQ Capital Market and are relying upon this exemption in having less than a majority of independent directors on our Board.

With respect to our Board committees, our Board has determined that the members of our Compensation committee do not meet the standards for independence described above.

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes cast. The seven candidates receiving the highest number of votes will be elected as directors.

The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

PROPOSAL 2

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE PREFERRED STOCK AND TO REDUCE THE NUMBER OF AUTHORIZED COMMON SHARES

General

On February 27, 2009, the Board of Directors voted to recommend to the shareholders an amendment to the Company’s Certificate of Incorporation to eliminate all Series of Preferred Stock and to reduce the number of authorized common stock that could be issued from 650,000,000 to 100,000,000.  That proposal is now being placed before the shareholders.  The form of amendment is attached hereto as Appendix A.

Our current Certification of Incorporation has Series A Preferred, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock authorized and available for issuance (collectively, the “Preferred Stock”).  In the past we used these series of Preferred Stock to raise capital.  All previously issued shares of Preferred Stock were converted in accordance with their terms into Common Stock in November 2006.   There are no shares of Preferred Stock outstanding and approximately 72,000,000 shares of Preferred Stock remain available for issuance pursuant to our Certification of Incorporation.  We believe that the elimination of the Preferred Stock will simplify our capital structure, and may make our Common Stock more attractive to investors.

On December 5, 2007, we effected a reverse 1 for 10 stock split, but did not at that time reduce our number of authorized Common Stock.  As a result we are left with a number of shares of authorized Common Stock in excess of our needs.  In addition, elimination of the Preferred Stock, all of which is convertible into Common Stock, eliminates the need to maintain a large number of shares of authorized Common Stock into which the Preferred Stock, if issued, could be converted.

As of May 1, 2009, we have 42,742,532 shares of Common Stock issued and outstanding and 11,341,971 shares of Common Stock reserved for issuance upon the exchange or exercise of outstanding RSUs, stock options and warrants.  As a result, after giving effect to the proposed Amendment, we will have 45,915,497 unissued, unreserved shares of Common Stock available for issuance, which the Board believes is adequate to raise capital, if the need arises, and to allow for the future issuance of RSUs and stock options to our employees and directors.

Potential Anti-Takeover Effect

The reduced number of unissued authorized Common Stock could, under certain circumstances, have an anti-takeover effect.  As GCE together with the entities that control GCE beneficially own approximately 33.2 million shares of our Common Stock (78%), a reduction of the number of authorized Common Stock could make it more difficult for another entity or a group to take control of our company.   However, the proposal to reduce the number of authorized shares is not being proposed in response to any effort of which the Company is aware to accumulate the Company’s shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and shareholders a series of amendments to the Company’s Certificate of Incorporation.  Other than the proposals for the elimination of preferred stock and the reduction of the number of authorized Common Stock, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

No appraisal rights are available under the Business Corporation Law of the State of New York or under the Company’s Certificate of Incorporation or bylaws to any shareholder in connection with the elimination of the Preferred Stock and the reduction of the authorized shares of Common Stock.

Vote Required and Recommendation of Board of Directors.

The affirmative vote of a majority of all outstanding shares of the Company’s Common Stock entitled to vote on this Proposal will be required for approval of this Proposal.

The Board of Directors recommends a vote “FOR” the Proposal to amend the Certificate of Incorporation of the Company to reduce the number of authorized shares of Common Stock and to eliminate the Preferred Stock.

PROPOSAL 3

AMENDMENT TO THE COMPANY'S 2008 STOCK OPTION PLAN

On April 24, 2009 our Board of Directors adopted and recommended that the shareholders approve an amendment to the 2008 Stock Option Plan (the “2008 Plan”) providing for 2008 Plan participants at the election of the participant, to be able to exercise options on a net exercise basis by allowing shares subject to the option to be withheld by the Company in satisfaction of the option exercise price and the participant’s withholding tax payment obligations relating to the option exercise.  A copy of the 2008 Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.  The proposed amendments to the Plan are described below.  If adopted, the proposed amendments would apply to all options outstanding under the 2008 Plan.

Currently, the 2008 Plan does not explicitly permit net exercise to pay the option exercise price, and only allows shares that would otherwise be acquired on exercise to be withheld for payment of withholding taxes at our election, not at the election of the participant.  By allowing net exercise, we will, at the election of the participant, not require a cash payment of the exercise price of the Option from the participant or collect payment of withholding tax on the exercise.  Instead, at the election of the participant, we will reduce the number of shares of common stock issued upon the option exercise by the largest number of whole shares that has a fair market value equal to the aggregate exercise price and withholding tax due as a result of such exercise.  By allowing participants to elect net exercise, the need for 2008 Plan participants to remit cash or other forms of consideration upon the exercise of an Option under the 2008 Plan will be eliminated.   Further, participants will not be forced to sell shares acquired upon exercise of an option to pay withholding tax, and may be eligible for more favorable tax treatment on the shares held.  Shares withheld by the Company for net option exercise will not be added back to the option pool under the 2008 Plan and will be not be available for future grants.

As of May 1, 2009, stock options to purchase 2,256,000 shares of Common Stock had been granted and are outstanding under the 2008 Plan. Of such option grants, 981,145 are ISOs and 1,274,855 are non-qualified options. The average per share exercise price for all outstanding options under the 2008 Plan is approximately $7.96. As of May 1, 2009, no options to purchase shares of Common Stock had been exercised under the 2008 Plan and 3,744,000 shares remained available for the grant of Options under the 2008 Plan.

The Board of Directors recommends a vote "FOR" the approval of the amendments to the 2008 Plan. Your proxy will be voted in accordance with the choice specified thereon or, if no choice is properly indicated, in favor of the approval of the amendment.

The following discussion of the principal features and effects of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, set forth in Appendix B attached hereto.  Further information about the 2008 Plan is described in “Compensation of Executive Officers and Directors- Stock Option Plans-The 2008 Stock Option Plan”.

Administration

The 2008 Plan is administered by the Board of Directors.  The Board of Directors selects the employees, directors and consultants to be granted Options under the 2008 Plan and, subject to the provisions of the 2008 Plan, determines the terms and conditions and number of shares subject to each Option.

Shares Subject to the 2008 Plan

The 2008 Plan authorizes the granting of either ISOs or non-qualified stock options to purchase in the aggregate up to 6,000,000 shares of the Company's Common Stock. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of our Common Stock. Shares of our Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted under the 2008 Plan will be restored to the number of shares available for issuance under the 2008 Plan.

Eligibility

Any of our employees or employees of our subsidiary shall be eligible to receive ISOs and non-qualified stock options under the 2008 Plan.  Non-qualified stock options may be granted to employees as well as non-employee directors and consultants under the 2008 Plan as determined by the Board.  Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (i) specify whether the Option is an ISO or a non-qualified stock option and (ii) incorporate such other terms and conditions as the Board of Directors acting in its absolute discretion deems consistent with the terms of the 2008 Plan, including, without limitation, a restriction on the number of shares of Common Stock subject to the Option which first become exercisable during any calendar year.

To the extent that the aggregate fair market value of the Common Stock of the Company underlying a grant of ISOs (determined as of the date such an ISO is granted), which first become exercisable in any calendar year, exceeds $100,000, such Options shall be treated as non-qualified stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

Not more than 600,000 shares may be subject to an Option award made to an individual in any calendar year.

Exercise Price of Options

Upon the grant of an Option to an employee, director or consultant the Board will fix the number of shares of Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The Option exercise price for ISOs shall not be less than the fair market value of the Common Stock at the time the Option is granted, except that the Option exercise price shall be at least 110% of the fair market value where the Option is granted to an employee who owns more than 10% of the voting power of all of our classes of stock or any parent or subsidiary. Under the terms of the 2008 Plan, the aggregate fair market value of the stock (determined at the time the Option is granted) with respect to which ISOs are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. The Option exercise price for non-qualified stock options granted under the 2008 Plan may be less than the fair market value of our Common Stock (“Discounted Options”). "Fair market value" is the closing price of the common stock as reported in the financial press (or if no such quote is available, as determined by the Board of Directors).

Terms

All Options available to be granted under the 2008 Plan must be granted by March 13, 2018. The Board will determine the actual term of the Options but no Option will be exercisable after the expiration of 10 years from the date of grant. No ISO granted to an employee who owns more than 10% of the combined voting power of all of our outstanding classes of stock may be exercised after five years from the date of grant.

The Options granted pursuant to the 2008 Plan shall not be transferable except by will or the laws of descent and distribution; provided that the Board in its sole discretion, may permit limited transferability, from time to time, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

Exercise of Options

Options granted to employees, directors or consultants under the 2008 Plan may be exercised during the optionee's lifetime only by the optionee during his employment or service with us or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code.  Options may be exercised by the optionee's estate, or by any person who acquired the right to exercise such Option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee's death. If such Option shall by its terms expire sooner, such Option shall not be extended as a result of the optionee's death.

The consideration to be paid to us upon exercise of an Option, subject to approval of the Board, may consist of any combination of cash, checks, promissory notes (subject to the provisions of the Sarbanes-Oxley Act of 2002, prohibiting loans to executive officers and directors), shares of Common Stock (held more than six months), and/or any other forms of consideration permitted under New York law and approved by the Board of Directors. With the exception of the consideration received by us upon the exercise of Options granted under the 2008 Plan, no consideration is received by us for the granting or extension of any Options.  If this Proposal is adopted net exercise will be permitted at the election of the 2008 Plan participant, as described above.

As a result of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), Discounted Options, and other Options that the Board determines will be subject to Section 409A (subject to certain exceptions, Options with an Option exercise price equal to fair market value on the date of grant are generally not subject to Section 409A) will be subject to special exercisability rules.  Generally, they may become exercisable only upon one or more of the following events:

(i)	the optionee’s separation from service (or six moths thereafter for certain specified employees),

(ii)	the date the optionee becomes disabled (as defined in Treasury regulations),

(iii)	the optionee's death,

(iv)	a specified time (or pursuant to a fixed schedule) specified under the Option grant agreement at the date of the grant of the Option,

(v)
to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi)	the occurrence of an unforeseeable emergency (as defined in the Treasury Regulations) with respect to the optionee.

Exercisability is distinct from vesting, as Options may be fully vested, although not yet exercisable.

Federal Income Tax Consequences Relating to Incentive Stock Options

Certain Options granted under the 2008 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Set forth below is a discussion of all relevant Federal income tax consequences to participants and us of incentive stock options granted under the 2008 Plan.

An employee to whom an incentive stock option is granted pursuant to the 2008 Plan will not recognize any compensation income at the time an incentive stock option is granted or at the time an incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the Common Stock exceeds the Option exercise price will be included as a positive adjustment in the calculation of the optionee's alternative minimum taxable income in the year of exercise.  The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of alternative minimum tax income below certain amounts) of the individual's alternative minimum tax income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.  If the optionee incurs minimum tax in the year of exercise, however, he should qualify for the credit for prior year maximum tax liability in the first future year he has regular tax liability.

In general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the incentive stock option will have any tax consequences to us.  However, we will generally be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by an optionee, including as a result of a disqualifying disposition of the Common Stock acquired under the incentive stock option (discussed in the following paragraph), at the same time that the optionee recognizes ordinary income compensation.

In order to obtain incentive stock option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the Option, the sale (or other disposition) must not occur within two years from the date the Option was granted nor within one year after the issuance of such shares upon exercise of the Option (the "incentive stock option holding period requirements"). If the incentive stock option holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an Option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the Option. Alternatively, if the incentive stock option holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, the optionee generally will recognize income taxable as compensation (and the Company will recognize a compensation deduction) in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option and (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the Option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to income from the sale of a capital asset and taxed accordingly.  Net exercise of an option will result in a disqualifying disposition of a portion of the Option used to pay the withholding taxes and exercise price as the incentive stock option holding period requirement will not have been met for such shares.

Federal Income Tax Consequences Relating to Non-Qualified Stock Options

The non-qualified stock options which may be granted under the 2008 Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.  Set forth below is a discussion of all relevant Federal income tax consequences to participants and to us of non-qualified stock options granted under the 2008 Plan.

An individual to whom a non-qualified stock option is granted pursuant to the 2008 Plan will generally not recognize any compensation income, and we will not realize any compensation deduction, at the time the non-qualified stock option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and we will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option.

The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his gross income as compensation income. The holding period for the shares will commence on the date of exercise.

On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, any gain realized on such sale or disposition would give rise to income from the sale of a capital asset and taxed accordingly.

Section 162(m) of the Internal Revenue Code generally disallows a public corporation's tax deduction for compensation to its Chief Executive Officer or any of its four other most highly compensated officers in excess of $1,000,000 within a year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The 2008 Plan has a limit of 600,000 Options that may be granted to an individual in any calendar year. Stock options granted to our Chief Executive Officer and next four highest compensated officers having an exercise price at least equal to fair market value will be deemed "performance based" as provided in Section 162(m) of the Internal Revenue Code and not subject to the $1,000,000 deductibility cap. With respect to a stock options granted to our Chief Executive Officer and next four highest compensated officers having an exercise price less than the fair market value of the Common Stock at the date of grant, the compensation expense resulting from the exercise of any such stock options will not qualify as a "performance based" compensation under the requirements of Section 162(m) of the Internal Revenue Code and will be subject to the $1,000,000 deductibility cap.

On April 23, 2009, the closing price of our Common Stock on the Nasdaq Capital Market was $6.29 per share.

Amendments and Discontinuance of the 2008 Plan

The 2008 Plan can be amended, suspended or terminated at any time by action of our Board of Directors, except that no amendment to the 2008 Plan can be made without prior shareholder approval where such amendment would result in (i) any material increase in the total number of shares of Common Stock subject to the 2008 Plan, (ii) any change in the class of eligible participants for Options under the 2008 Plan, (iii) any material increase in the benefits accruing to participants under the 2008 Plan, or (iv) shareholder approval being required for continued compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.  In addition, the Board may amend the Plan to comply with Section 409A.

New Plan Benefits

The dollar benefits available under the Plan as a result of the proposed amendment are not determinable.

Options Outstanding under the 2008 Option Plan

As of the date of this Proxy Statement, the table below lists the number of shares underlying options for the named persons/categories under the 2008 Plan and the number of shares to be received by directors if the current director compensation plan remains in effect through 2018.

NAME AND POSITION(1)	NUMBER OF SHARES UNDERLYING OPTIONS
Andrew D. Reddick, President and Chief Executive Officer	500,000
Ron J. Spivey, Senior Scientific Advisor (formerly Senior Vice President and Chief Scientific Officer)	200,000
Robert B. Jones, Senior Vice President and Chief Operating Officer	320,000
Peter A. Clemens, Senior Vice President and Chief Financial Officer and Secretary	220,000
Robert Seiser, Vice President, Corporate Controller and Treasurer	176,000
Executive Group(2)	1,760,000
Non-Executive Director Group	900,000	(3)
Non-Executive Officer Employee Group	502,000

(1) No associates of directors or executive officers held options under the 2008 Plan and no other person received 5 percent of the shares underlying such options.
(2) The Executive Group includes Messrs. Reddick, Spivey, Jones, Clemens, Emigh, Seiser, Boehm and Brzeczko.
 (3) Assumes annual option awards to 6 Non-Employee Directors to purchase 15,000 shares each, in each year from 2009 through 2018.

Vote Required

The majority of the Votes Cast at the Meeting is required for the approval of the amendment to the 2008 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the amendment to the 2008 Plan.

PROPOSAL 4
AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN

On April 24, 2009 our Board of Directors adopted and recommended that the stockholders approve an amendment to the 1998 Stock Option Plan (the “1998 Plan”) providing for participants, at the election of the participant; to be able to exercise options on a net exercise basis by allowing shares subject to the option to be withheld by the Company in satisfaction of the option exercise price and the participant’s withholding tax payment obligation relating to the option exercise. A copy of the1998 Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix C and is incorporated herein by reference.  The proposed amendment to the Plan is described below.  If adopted, the proposed amendment would apply to all options outstanding under the 1998 Plan.

Currently, the 1998 Plan does not explicitly permit net exercise to pay the option exercise price, and only allows shares that would otherwise be acquired on exercise to be withheld for payment of withholding taxes at our election, not at the election of the participant.  By allowing net exercise, we will, at the election of the participant, not require a cash payment of the exercise price of the Option from the participant or collect payment of withholding tax on the exercise.  Instead, at the election of the participant, we will reduce the number of shares of common stock issued upon the Option exercise by the largest number of whole shares that has a fair market value equal to the aggregate exercise price and withholding tax due as a result of such exercise.   By allowing participants to elect net exercise, the need for 1998 Plan participants to remit cash or other forms of consideration upon the exercise of an Option under the 1998 Plan will be eliminated.  Further, participants will not be forced to sell shares acquired upon exercise of an Option to pay withholding tax, and may be eligible for more favorable tax treatment on the shares held.  Shares withheld by the Company for net option exercise will not be added back to the option pool under the 1998 Plan and will be not be available for future grants.

As of the date of this Proxy Statement, stock options to purchase 1,886,514 shares of Common Stock had been granted and are outstanding under the 1998 Stock Option Plan. Of such option grants, 54,750 are ISOs and 1,831,764 are non-qualified options. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is approximately $2.06. As of the date of this Proxy Statement, options to purchase an aggregate of 30,000 shares of Common Stock had been exercised under the 1998 Plan. In April, 2008 the 1998 Stock Option Plan expired and the remaining unissued shares allocated to the Plan were terminated.

The Board of Directors recommends a vote "FOR" the approval of the amendment to the 1998 Plan. Your proxy will be voted in accordance with the choice specified thereon or, if no choice is properly indicated, in favor of the approval of the amendment.

Further information about the 1998 Plan is described in “Compensation of Executive Officers and Directors- Stock Option Plans-The 1998 Stock Option Plan”.  The principal features and effects of the 1998 Plan are very similar to those of the 2008 Plan as described in Proposal 3, except that (i) options can no longer be issued under the 1998 Plan, (ii) a maximum number of 2,000,000 share subject to options could have been issued under the 1998 Plan and (iii) a maximum number of shares of 875,000 shares subject to an option in any calendar year could have been issued under the 1998 Plan.  The description of the 1998 Plan is qualified in its entirety by reference to the text of the 1998 Plan, as proposed to be amended, set forth in Appendix C attached hereto.

New Plan Benefits

The dollar benefits available under the Plan as a result of the proposed amendment are not determinable.

Options Outstanding under the 1998 Option Plan

The table below lists the number of shares underlying options for the named persons/categories received to date under the 1998 Plan.

NAME AND POSITION(1)	NUMBER OF SHARES UNDERLYING OPTIONS
Andrew D. Reddick, President and Chief Executive Officer	875,000
Ron J. Spivey, Senior Scientific Advisor (formerly Senior Vice President and Chief Scientific Officer)	700,000
Robert B. Jones, Senior Vice President and Chief Operating Officer	30,000
Peter A. Clemens, Senior Vice President and Chief Financial Officer and Secretary	50,000
Robert Seiser, Vice President, Corporate Controller and Treasurer	30,400
Executive Group(2)	1,717,800
Non-Executive Director Group	125,500
Non-Executive Officer Employee Group	43,214

 (1)   No associates of directors or executive officers held options under the 1998 Plan and no other person received 5 percent of shares underlying such options.
 (2) The Executive Group includes Messrs. Reddick, Spivey, Jones, Clemens, Emigh, Seiser, Boehm and Brzeczko.

Vote Required

The majority of the Votes Cast at the Meeting is required for the approval of the amendment to the 1998 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the amendment to the 1998 Plan.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

There will also be submitted for consideration and voting at the Meeting, the ratification of the appointment by our Audit Committee and our Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the purpose of auditing and reporting upon our financial statements for the fiscal year ending December 31, 2009. Our Audit Committee and Board of Directors selected and approved the accounting firm of BDO Seidman, LLP as our independent registered public accounting firm to audit and report upon our financial statements for each of the fiscal years ended December 31, 2008 and 2007. BDO Seidman, LLP has no direct or indirect financial interest in the Company.

Representatives of BDO Seidman, LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

Our registered independent public accounting firm is BDO Seidman, LLP. The fees billed by this firm in 2008 and 2007 were as follows:

	2007	2008
Audit Fees	$85,825	$131,764
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	85,825	131,764
Tax Fees	30,168	180,677
All Other Fees	-	-
Total for BDO Seidman, LLP	$115,993	$312,431

Audit Fees include professional services rendered in connection with the annual audits of our financial statements, with our 2008 audit of internal control over financial reporting, and with the review of the financial statements included in our Forms 10-Q for the related annual periods. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with our SEC registration statements or other documents filed with the SEC or used in connection with financing activities. Audit-Related Fees include the audits of employee benefit plans and accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Fees."

Tax Fees include tax compliance, tax advice and tax planning services. These services related to the preparation of various state income tax returns, and our federal income tax return, and reviews of IRC Section 382.

Audit Committee's Pre-Approval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the registered independent public accounting firm (the “Firm”). The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by BDO Seidman in 2008 and 2007 and related fees (as described in the captions above) were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

During the first 23 days of 2008, our Audit Committee of the Board of Directors (the "Audit Committee") was composed of William A. Sumner, Chairman, Immanuel Thangaraj and Bruce F. Wesson.  On January 24, 2008, the Audit Committee was reconstituted and effective at such date, the members are George K. Ross, Chairman, William A. Sumner and William G. Skelly. The Audit Committee operates under a written charter adopted by the Board of Directors.  The charter is available on our website at www.acurapharm.com under the link “Ethics/Audit Charter.”  Management is responsible for our internal control and financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the PCAOB and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and our independent public accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and our independent public accountants. The Audit Committee discussed with the independent public accountants matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; Public Company Accounting Oversight. Our independent public accountants also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, and the Audit Committee discussed with the independent public accountants that firm's independence. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to us is compatible with the auditor's independence.

Based upon the Audit Committee's discussions with Management and the independent public accountants and the Audit Committee's review of the representation of Management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

The foregoing has been approved by all current members of the Audit Committee.

George K. Ross (Chairman)
William A. Sumner
William G. Skelly

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Vote Required

A majority of the Votes Cast at the Meeting is required to ratify the appointment of BDO Seidman, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock, as of February 1, 2009, for individuals or entities in the following categories: (i) each of our Directors and nominees for Directors; (ii) our principal executive officer, our  principal financial officer and our next three highest paid executive officers whose total annual compensation for 2008 exceeded $100,000 (the "named executive officers"); (iii) all Directors and executive officers as a group; and (iv) each person known by us to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

NAME OF BENEFICIAL OWNER	AMOUNT OWNED		PERCENT OF CLASS (1)
GCE Holdings LLC, c/o Galen Partners III, L.P. 680 Washington Boulevard, Stamford, CT 06901	34,564,956	(2)	77.6%
Vivo Ventures Fund VI, L.P. 575 High St, Suite 201 Palo Alto, CA 9430131	2,450,000	(3)	5.7%
Andrew D. Reddick	979,167	(4)	2.2%
Ron J. Spivey	766,667	(5)	1.8%
Robert B. Jones	83,167	(6)	*
William G. Skelly	37,250	(7)	*
Bruce F. Wesson	32,750	(2) (8)	*
William A. Sumner	42,750	(9)	*
Peter A. Clemens	116,747	(10)	*
Richard J. Markham	18,750	(2) (11)	*
Immanuel Thangaraj	28,750	(2) (12)	*
Robert A. Seiser	69,333	(13)	*
George K. Ross	18.750	(14)	*
All Officers and Directors as a Group (12 persons)	2,269,913	(15)	5.1%

* Represents less than 1% of the outstanding shares of our Common Stock.

(1)
Shows percentage ownership assuming (i) such party converts all of its currently convertible securities or securities convertible within 60 days of February 1, 2009 into our common stock, and (ii) no other Company security holder converts any of its convertible securities.  No shares held by any Director or named executive officer has been pledged as collateral security.

(2)
GCE Holdings LLC, a Delaware limited liability company, was the assignee of all of the our preferred stock (prior to its conversion into common stock) and bridge loans entered into in 2005, 2006 and 2007 (prior to their conversion into common stock and warrants) formerly held by each of Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (collectively, “Galen”), Care Capital Investments II, LP, Care Capital Offshore Investments II, LP (collectively, “Care Capital”) and Essex Woodlands Health Ventures Fund V, L.P. (“Essex”). Galen, Care Capital and Essex own approximately 39.8%, 30.6% and 29.6%, respectively, of GCE Holdings LLC. The following natural persons exercise voting, investment and dispositive rights over our securities held of record by GCE Holdings LLC: (i) Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P.: Bruce F. Wesson, L. John Wilkenson, David W. Jahns, and Zubeen Shroff; (ii) Care Capital Investments II, LP and Care Capital Offshore Investments II, LP: Jan Leschly, Richard Markham, Argeris Karabelas and David Ramsay; and (iii) Essex Woodlands Health Ventures Fund V, L.P.: Immanuel Thangaraj, James L. Currie and Martin P. Sutter. Pursuant to a Voting Agreement among us, GCE Holdings LLC and certain other shareholders, GCE Holdings LLC has the right to designate three of the seven members of our Board of Directors.  The Board designees of GCE Holdings LLC are Immanuel Thangaraj, Richard Markham and Bruce Wesson.  Amounts for GCE Holdings, LLC include 1,786,481 shares underlying warrants, exercisable at $3.40 per share.  Excludes 195,574 shares and warrants to purchase 400,210 shares held by Galen; 136,178 shares and warrants to purchase 34,500 shares held by Essex; and 111,689 shares and warrants to purchase 15,000 shares held by Care Capital.

(3)
Includes shares held by an affiliated fund.  Includes warrants to purchase 450,000 shares exercisable at $3.40 per share held by Vivo Ventures Fund VI, L.P. and an affiliated fund  (collectively, “Vivo”).  Number of shares  give effect to the transfer of warrants to purchase 496,364 and 3,636 shares from Vivo Ventures Fund VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P., respectively, to Warrant Strategies Fund, LLC on November 30, 2007 but are otherwise current as of November 20, 2007.  The information with respect to Vivo is based solely on our knowledge of our sale of securities to them and our knowledge of the warrant transfer stated above.

(4)
Includes 979,167 shares subject to stock options exercisable within 60 days of February 1, 2009. Excludes 825,000 restricted stock unit awards (“RSUs”) granted to Mr. Reddick.  Mr. Reddick has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by us pursuant to the terms of our 2005 Restricted Stock Unit Plan.

(5)
Includes 766,667 shares subject to stock options exercisable within 60 days of February 1, 2009.  Excludes 660,000 RSUs granted to Dr. Spivey.  Dr. Spivey has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by us pursuant to the terms of our 2005 Restricted Stock Unit Plan.

(6)
Includes 83,167 shares subject to stock options exercisable within 60 days of February 1, 2009.  Excludes 50,000 RSUs granted to Mr. Jones 25,000 of which will have vested within 60 days of February 1, 2009.  Mr. Jones has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by us pursuant to the terms of our 2005 Restricted Stock Unit Plan.

(7)
Includes 36,250 shares subject to stock options exercisable within 60 days of February 1, 2009.  Excludes 100,000 RSUs granted to Mr. Skelly.  Mr. Skelly has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by us pursuant to the terms of the our 2005 Restricted Stock Unit Plan.

(8)	Includes 32,750 shares subject to stock options exercisable within 60 days of February 1, 2009. Mr. Wesson’s holdings do not include securities held by GCE or by Galen.

(9)
Includes 22,750 shares subject to stock options exercisable within 60 days of February 1, 2009.  Excludes 100,000 RSUs granted to Mr. Sumner.  Mr. Sumner has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by us pursuant to the terms of the our 2005 Restricted Stock Unit Plan.

(10)
Includes 111,667 shares subject to stock options exercisable with 60 days of February 1, 2009.  Excludes 440,000 RSUs granted to Mr. Clemens.   Mr. Clemens has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by us pursuant to the terms of our 2005 Restricted Stock Unit Plan.  Includes 4,780 shares held by minor children.

(11)	Includes 18,750 shares subject to stock options exercisable within 60 days of February 1, 2009. Mr. Markham’s holdings do not include amounts held by GCE or Care Capital.

(12)	Includes 28,750 shares subject to stock options exercisable within 60 days of February 1, 2009. Mr. Thangaraj’s holdings do not include securities held by GCE or by Essex.

(13)
Includes 69,333 shares subject to stock options exercisable within 60 days of February 1, 2009.  Excludes 165,000 RSUs granted to Mr. Seiser.  Mr. Seiser has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by us pursuant to the terms of our 2005 Restricted Stock Unit Plan.

(14)	Includes 18,750 shares subject to stock options exercisable within 60 days of February 1, 2009.

(15)
Includes 2,239,333 shares which Directors and executive officers have the right to acquire within 60 days of February 1, 2009 through exercise of outstanding stock options. Includes securities held by James Emigh, our Vice President, Marketing and Administration, in addition to the officers and directors listed above.

GENERAL

We do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting.  If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. We do not expect to pay any compensation for the solicitation of proxies.

We have adopted a procedure approved by the SEC known as "householding." This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well.

Householding is available to both registered stockholders and beneficial owners of shares held in streetname.

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge Financial Solutions, Inc. at 1-800-542-1061 (toll free) or by writing to Broadridge Financial Solutions, Inc., Householding Dept, 51 Mercedes Way, Edgewood, NY 11717.

If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.

Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

A copy of our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, accompanies this Proxy Statement, if being sent by paper or email copy and can be accessed on the web together with this Proxy Statement at www.proxyvote.com.  Upon written request, we will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120, Palatine, Illinois  60067, Attention: Mr. Peter A. Clemens, Senior Vice President and Chief Financial Officer, telephone (847) 705-7709.

All properly executed proxies delivered pursuant to this solicitation and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to (i) voting on the amendment to our Certificate of Incorporation; (ii)  voting on the amendments to our 2008 Stock Option Plan, (iii) voting on the amendments to our 1998  Stock Option Plan; and (iv) voting on the ratification of our independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on each of such proposals. Shareholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, FOR the amendment of our Certificate of Incorporation, FOR the amendments to our 2008 Stock Option Plan, FOR the amendments to our 1998 Stock Option Plan and FOR the ratification of the appointment of BDO Seidman, LLP as our independent certified public accountants for the fiscal year ending December 31, 2009.  See “Voting of Proxies” in this Proxy Statement, if you are a beneficial owner and not a record holder, as other rules apply with respect to your non-votes.

If you need directions on how to get to the Meeting please call Peter Clemens at 847-705-7709.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 25, 2009

        This proxy statement and our 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, will be available at www.proxyvote.com on or about May 14, 2009.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2010 Annual Meeting of Shareholders must be received by us on or before January 14, 2010 in order to be considered for inclusion in our proxy statement and proxy relating to such meeting.

SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2010 annual meeting is March 30, 2010. If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2009 Annual Meeting of Shareholders.

By Order of the Board of Directors

PETER A. CLEMENS,
Secretary

May 12, 2009

APPENDIX A
Form of Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ACURA PHARMACEUTICALS, INC.

Under Section 805 of the Business Corporation Law

WE, THE UNDERSIGNED, Andrew D. Reddick and Peter A. Clemens, being respectively the President and the Secretary of Acura Pharmaceuticals, Inc., hereby certify:

1.            The name of the Corporation is Acura Pharmaceuticals, Inc.  The Corporation was originally incorporated under the name of Halsey Drug Co. Inc.

2.            The Certificate of Incorporation was filed by the Department of State on April 10, 1935.

3.            The purpose of the amendment to Article THIRD of the Certificate of Incorporation is to reduce the number of shares of authorized common stock the Corporation has the authority to issue.  The Corporation is currently authorized to issue 650,000,000 shares of common stock, par value $.01 per share and to issue 290,000,000 shares of preferred stock, par value $.01 per share.  Of the currently authorized 650,000,000 shares of common stock, [NUMBER OF ISSUED SHARES] shares are issued and [650,000,000 less NUMBER OF ISSUED SHARES] shares are unissued.  The number of authorized shares of common stock is being reduced from 650,000,000 to 100,000,000 by this amendment.  Of the currently authorized 290,000,000 shares of preferred stock, none are issued.  All unissued shares of preferred stock authorized for issuance are being cancelled by this amendment and all references to preferred stock in the Certificate of Incorporation are being eliminated.  None of the [NUMBER OF ISSUED SHARES] issued shares of common stock, par value, $.01 per share are being changed.  550,000,000 unissued shares of common stock, par value $.01 are being removed from the authorized shares of common stock.  [100,000,000 less number of ISSUED SHARES] shares of common stock, par value $.01 will remain unchanged following the reduction in authorized shares.  There are no issued shares of preferred stock, par value $.01, and none are being changed.  290,00,000 shares of unissued shares of preferred stock, par value $.01, constituting all authorized shares of preferred stock are being removed from the authorized shares of preferred stock.

4.            To effect the foregoing, Article THIRD is hereby amended by restating ARTICLE THIRD as follows

"THIRD: The Corporation is authorized to issue one class of stock, to be designated, “Common Stock”.  The total number of shares which the Corporation is authorized to issue is 100,000,000 all of which shares shall be Common Stock, $0.01 par value (the “Common”).

(a)   Voting Rights.  Except as otherwise required by law or by this Certificate, each share of Common shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation.

 (b)   Dividend Rights.  The holders of the Common shall be entitled to receive, as, when and if declared by the Board, but only out of funds legally available therefor, cash dividends in such amounts as the Board may determine.

A-1

(c)   Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation the holders of the Common shall be entitled to share on a share for share basis in the remaining assets of the Corporation.

(d)   Residual Rights.  All rights accruing to the outstanding shares of the Corporation not otherwise expressly provided for herein shall be vested in the Common.

5.            The foregoing amendments to the Certificate of Incorporation were authorized by the unanimous written consent of the Board of Directors followed by an affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF,  Andrew D. Reddick, in his capacity as President of the Corporation, and Peter A. Clemens, in his capacity as Secretary of the Corporation have signed this certificate on the ___ day of__________, 2009,  and affirm the statements contained herein as true under penalties of perjury.

Andrew D. Reddick, President

Peter A. Clemens, Secretary

A-2

APPENDIX B
2008 Stock Option Plan

PROPOSED AMENDMENT TO 2008 STOCK OPTION PLAN
[INSERTIONS ITALICIZED AND UNDERLINED AND DELETIONS STRUCK OUT]

1.  Purposes.  The Plan described herein, as amended and restated, shall be known as the "Acura Pharmaceuticals, Inc. 2008 Stock Option Plan" (the "Plan"). The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company or its Subsidiaries (as defined in Section 2 below) to whom Option's may be granted under this Plan, and to promote the success of the Company's business.

Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-ISO's," at the discretion of the Board and as reflected in the terms of the written option agreement.

The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

2.  Definitions.  As used herein, the following definitions shall apply:

(a) "409A Award Agreement” has the meaning set forth in Section 24.1.

(b) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(d) "Committee" shall mean the Committee appointed under Section 4(a) hereof.

(e) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

(f) "Company" shall mean Acura Pharmaceuticals, Inc., a New York corporation.

(g) "Continuous Service or Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

(h) "Director" shall mean any person serving on the Board of Directors.

(i) "Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company.  The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

(j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(k) "Fair Market Value" shall mean (i) the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common Stock, as accurately reported for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (ii) if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts (provided that such valuation method complies with Treas. Regulation 1.409A-1(b)(5)(iv), or any successor regulation).

(l) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(m) "Non-ISO" shall mean an Option to purchase stock which is not intended by the Committee to satisfy the requirements of Section 422 of the Code. A Non-ISO” shall also mean a non-qualified stock option.

(n) "Option" shall mean a stock option granted pursuant to the Plan.

(o) "Optioned Stock" shall mean the Common Stock subject to an Option.

(p) "Optionee" shall mean an Employee, Director or Consultant who receives an Option.

(q) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) "Plan" shall mean this Acura Pharmaceuticals, Inc. 2008 Stock Option Plan, as amended from time to time.

(s) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

(t) "Section 409A Award" has the meaning set forth in Section 24.1.

(u) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(v) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

(w) "Ten Percent Shareholder" shall mean a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a Subsidiary.

3. Stock Authorized.

Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is six million (6,000,000) shares of authorized, but unissued, or reacquired Common Stock. The maximum number of shares which may be subject to Options granted to any one person  in any calendar year at fair market value on the date of grant shall not exceed 600,000 shares (subject to adjustment under Section 11 hereof consistent with Section 162(m) of the Code). If the shares that would be issued or transferred pursuant to any Options are not issued or transferred and ceased to be issuable or transferable for any reason, the number of shares subject to such Option will no longer be charged against a limitation provided for herein and may again be subject to Options. Notwithstanding the proceeding sentence, with respect to any Option granted to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code that is cancelled, the number of shares subject to such Option shall continue to count against the maximum number of shares which may be the subject of Options granted to such individual. For purposes of the preceding sentence if, after grant, the exercise price of an Option is reduced, such reduction shall be treated as a cancellation of such Option and the grant of a new Option, and both the cancellation of the Option and the new Option shall reduce the maximum number of shares for which Options may be granted to the holder of such Option in a calendar year.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4. Administration.

(a) Procedure. The Company's Board of Directors may appoint a Committee to administer the Plan which shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. A majority vote of the members of the Committee shall be required for all of its actions.

A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Non-ISO's; (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the persons to whom (including, without limitation, members of the Committee) and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Subject to the provisions of this Plan and compliance with Rule 16b-3 of the Exchange Act, the Committee may grant options under this Plan to members of the Company's Board of Directors, including members of the Committee, and in such regard may determine:

(i)  the time at which any such Option shall be granted;

(ii)  the number of Shares covered by any such Option;

(iii) the time or times at which, or the period during which, any such Option may be exercised or whether it may be exercised in whole or in installments;

(iv) the provisions of the agreement relating to any such Option; and

(v) the Option Price of Shares subject to an Option granted such Board member.

(d) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5.  Eligibility.  Incentive Stock Options may be granted only to Employees. Non-ISO's may be granted to Employees as well as non-employee Directors and Consultants of the Company as determined by the Board or any Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted (determined as of the date such an Incentive Stock Option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO's. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

6.  Effective Date and Term of Plan.  The effective date of this Plan ("Effective Date") shall be the date it is adopted by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders or by the written consent of shareholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

Subject to the provisions of Section 13 hereof, no Option shall be granted under this Plan on or after the earlier of

(1) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

(2) the date on which all of the Common Stock reserved for issuance under Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

7.  Term of Option.  An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that, if any Employee, at any time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, state or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted him or her shall not be exercisable after the expiration of five (5) years from the date of grant or such earlier expiration as provided in the particular Option agreement.

8. Exercise Price and Consideration.

(a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i)  In the case of an Incentive Stock Option

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-ISO, the per share exercise price shall be determined by the Board on the date of grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of

(i)   cash;

(ii)  check;

(iii) subject to section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time and subject to such terms and conditions as the Committee may impose, promissory note, provided such promissory note shall be full recourse as to principal and interest and shall bear interest at the market rate, which market rate shall be equal to the rate of  interest available to the Optionee in a third party arms-length loan transaction of similar nature and amount;

(iv) Shares of Common Stock having been held by the Optionee for at least six (6) months prior to being surrendered as consideration for the Shares to be issued upon exercise of an Option and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment; or

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted under New York law.

(c) Without limiting Section 8(b), the Option may be exercised though net exercise, together with other forms of acceptable consideration, such that the number of Shares of Common Stock issued upon the exercise will be reduced by the largest number of whole Shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate exercise price (less the exercise price paid, if any, with other acceptable forms of consideration) as a result of such exercise.

~~The Company shall  be permitted to withhold shares~~(d)  The Company has the right to require the Optionee upon the exercise of an Option to pay to the Company the amount of any federal, state and local taxes which the Company is required to withhold upon the exercise of the Option.  In lieu of requiring cash payment of any such taxes, the Company shall, in its discretion or at the Optionee’s request, instead withhold from the Shares of Common Stock to be issued under the Option ~~to pay related income tax withholding requirements.  The amount of such tax withholding shall be no greater than the applicable statutory withholding amount~~a number of Shares of Common Stock whose value is equal to the amount of such taxes.  Valuation for this purpose shall be the Fair Market Value on the date of exercise.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee, or Director or Consultant with Respect to Non-ISO's.  Non-ISO's granted pursuant to the Plan may be exercised notwithstanding the termination of the Optionee's status as an employee, a non-employee Director or a Consultant, except as provided in the Plan or as provided by the terms of the Stock Option Agreement.

(c) Termination of Service as an Employee with Respect to Incentive Stock Options.  If the Continuous Service of any Employee terminates, he or she may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he or she ceases to be an Employee of the Company, exercise his or her Incentive Stock Option to the extent that he or she was entitled to exercise it as of the date of such termination. To the extent that he or she was not entitled to exercise the Incentive Stock Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Disability of Optionee.  Notwithstanding the provisions of Section 9(c) above, subject to Section 24 hereof, in the event an Employee is unable to continue his or her Continued Service with the Company as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such disability. To the extent that he or she was not entitled to exercise the Option at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(e) Death of Optionee.  In the event of the death of an Optionee:

(i) during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee, a Director or Consultant since the date of grant of the Option, the Option may be exercised, subject to Section 24 hereof, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, a Director or Consultant, subject to Section 24 hereof, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination; except in the case of a Non-ISO, as otherwise provided in any option agreement between the Company and the Optionee.

10.	Transferability of Options.

(a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee only by the Optionee.

(b)  Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided that the Board, in its sole discretion, may permit limited transferability, from time to time, on a general or specific basis, and may impose conditions and limitations on any permitted transferability. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the rights of exercise under the Option, the term “Optionee” shall be deemed to refer to the transferee.  The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9 of the Plan and in the Stock Option Agreement.

11.  Adjustments upon Changes in Capitalization or Merger.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may, in the exercise of its sole discretion in such instances, accelerate the vesting of all or any portion of Options then outstanding.

12.  Time for Granting Options.  The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, non-employee Director and Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.  Amendment and Termination of the Plan.  (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

(i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

(ii) any change in the class of Employees which are eligible participants for Options under the Plan; or

(iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3.

(b) Shareholder Approval.  Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

(c) Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14.  Conditions upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.  Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.  Option Agreement.  Options shall be evidenced by written Option agreements in such form as the Committee shall approve.

17.  Shareholder Approval.  Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

18.  Miscellaneous Provisions.  An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

19.  Other Provisions.  The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code if an Incentive Stock Option is intended to be granted.

20.  Indemnification of Committee.  In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21.  Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

22.  No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

23.  Other Compensation Plans.  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and Directors of the Company or any Subsidiary.

24. Compliance with Section 409A of the Code

 24.1. Options Subject to Code Section 409A. Notwithstanding anything to the contrary contained in the Plan, any Option that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a "Section 409A Award") shall satisfy the requirements of Section 409A of the Code and this Section 24, to the extent applicable. The Option agreement with respect to a Section 409A Award (the "409A Award Agreement") shall incorporate the terms and conditions required by Section 409A of the Code and this Section 24.

 24.2. Distributions under a Section 409A Award.

(a) Subject to subsection (b), any shares of Common Stock, cash or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier  than:

(i)          the Optionee’s separation from service,

(ii)          the date the Optionee becomes disabled,

(iii)          the Optionee's death,

(iv)          a specified time (or pursuant to a fixed schedule) specified under the 409A Award Agreement at the date of the deferral of such compensation,

(v)          to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi)          the occurrence of an unforeseeable emergency with respect to the Optionee.

(b)            In the case of an Optionee who is a specified employee, the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the expiration of the applicable holding period under Section 409A, if any, after the Optionee's separation from service (or, if earlier, the date of the Optionee's death). For purposes of this subsection (b), an Optionee shall be a specified employee if such Optionee is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c)            The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Optionee's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d)            For purposes of this Section 24, the terms specified herein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

 24.3. Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Common Stock, cash or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

 24.4. Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

25.  Singular, Plural; Gender.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

26.  Headings, Etc., No Part of Plan.  Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

27.  Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

APPENDIX C
 1998 Stock Option Plan

ACURA PHARMACEUTICALS, INC.
Proposed Amendment to 1998 Stock Option Plan
[INSERTIONS ITALICIZED AND UNDERLINED AND DELETIONS STRUCK OUT]

1.  Purposes.  The Plan described herein, as amended and restated, shall be known as the "Acura Pharmaceuticals, Inc. 1998 Stock Option Plan" (the "Plan"). The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company or its Subsidiaries (as defined in Section 2 below) to whom Option's may be granted under this Plan, and to promote the success of the Company's business.

Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-ISO's," at the discretion of the Board and as reflected in the terms of the written option agreement.

The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

2.  Definitions.  As used herein, the following definitions shall apply:

(a) "409A Award Agreement” has the meaning set forth in Section 24.1.

(b) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(d) "Committee" shall mean the Committee appointed under Section 4(a) hereof.

(e) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

(f) "Company" shall mean Acura Pharmaceuticals, Inc., a New York corporation.

(g) "Continuous Service or Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

(h) "Director" shall mean any person serving on the Board of Directors.

(i) "Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company.  The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

(j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(k) "Fair Market Value" shall mean (i) the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common Stock, as accurately reported for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (ii) if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

(l) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(m) "Non-ISO" shall mean an Option to purchase stock which is not intended by the Committee to satisfy the requirements of Section 422 of the Code. A Non-ISO” shall also mean a non-qualified stock option.

(n) "Option" shall mean a stock option granted pursuant to the Plan.

(o) "Optioned Stock" shall mean the Common Stock subject to an Option.

(p) "Optionee" shall mean an Employee, Director or Consultant who receives an Option.

(q) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) "Plan" shall mean this Acura Pharmaceuticals, Inc. 1998 Stock Option Plan, as amended from time to time.

(s) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

(t) "Section 409A Award" has the meaning set forth in Section 24.1.

(u) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(v) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

(w) "Ten Percent Shareholder" shall mean a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a Subsidiary.

3.	Stock Authorized.

Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is Two Million (2,000,000) shares (1) of authorized, but unissued, or reacquired Common Stock. The maximum number of shares which may be subject to an Option granted in any calendar year shall not exceed 875,000 shares (1) (subject to adjustment under Section 11 hereof consistent with Section 162(m) of the Code). If the shares that would be issued or transferred pursuant to any Options are not issued or transferred and ceased to be issuable or transferable for any reason, the number of shares subject to such Option will no longer be charged against a limitation provided for herein and may again be subject to Options. Notwithstanding the proceeding sentence, with respect to any Option granted to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code that is cancelled, the number of shares subject to such Option shall continue to count against the maximum number of shares which may be the subject of Options granted to such individual. For purposes of the preceding sentence if, after grant, the exercise price of an Option is reduced, such reduction shall be treated as a cancellation of such Option and the grant of a new Option, and both the cancellation of the Option and the new Option shall reduce the maximum number of shares for which Options may be granted to the holder of such Option in a calendar year.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

(1)  After giving effect to the December, 2007 one for ten reverse stock split.

4.	Administration.

(a) Procedure. The Company's Board of Directors may appoint a Committee to administer the Plan which shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. A majority vote of the members of the Committee shall be required for all of its actions.

A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Non-ISO's; (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the persons to whom (including, without limitation, members of the Committee) and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Subject to the provisions of this Plan and compliance with Rule 16b-3 of the Exchange Act, the Committee may grant options under this Plan to members of the Company's Board of Directors, including members of the Committee, and in such regard may determine:

(i)  the time at which any such Option shall be granted;

(ii)  the number of Shares covered by any such Option;

(iii) the time or times at which, or the period during which, any such Option may be exercised or whether it may be exercised in whole or in installments;

(iv) the provisions of the agreement relating to any such Option; and

(v) the Option Price of Shares subject to an Option granted such Board member.

(d) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5.  Eligibility.  Incentive Stock Options may be granted only to Employees. Non-ISO's may be granted to Employees as well as non-employee Directors and Consultants of the Company as determined by the Board or any Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted (determined as of the date such an Incentive Stock Option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO's. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

6.  Effective Date and Term of Plan.  The effective date of this Plan ("Effective Date") shall be the date it is adopted by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders or by the written consent of shareholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

Subject to the provisions of Section 13 hereof, no Option shall be granted under this Plan on or after the earlier of

(1) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

(2) the date on which all of the Common Stock reserved for issuance under Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

7.  Term of Option.  An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that, if any Employee, at any time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, state or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted him or her shall not be exercisable after the expiration of five (5) years from the date of grant or such earlier expiration as provided in the particular Option agreement.

8.	Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i)  In the case of an Incentive Stock Option

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-ISO, the per share exercise price shall be determined by the Board on the date of grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of

(i)   cash;

(ii)  check;

(iii) promissory note, provided such promissory note shall be full recourse as to principal and interest and shall bear interest at the market rate, which market rate shall be equal to the rate of  interest available to the Optionee in a third party arms-length loan transaction of similar nature and amount;

(iv)  Shares of Common Stock having been held by the Optionee for at least six (6) months prior to being surrendered as consideration for the Shares to be issued upon exercise of an Option and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment; or

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted under New York law.

(c) Without limiting Section 8(b), the Option may be exercised though net exercise, together with other forms of acceptable consideration, such that the number of Shares of Common Stock issued upon the exercise will be reduced by the largest number of whole Shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate exercise price (less the exercise price paid, if any, with other acceptable forms of consideration) as a result of such exercise.

~~The Company shall  be permitted to withhold shares~~(d)  The Company has the right to require the Optionee upon the exercise of an Option to pay to the Company the amount of any federal, state and local taxes which the Company is required to withhold upon the exercise of the Option.  In lieu of requiring cash payment of any such taxes, the Company shall, in its discretion or at the Optionee’s request, instead withhold from the Shares of Common Stock to be issued under the Option ~~to pay related income tax withholding requirements.  The amount of such tax withholding shall be no greater than the applicable statutory withholding amount~~a number of Shares of Common Stock whose value is equal to the amount of such taxes.  Valuation for this purpose shall be the Fair Market Value on the date of exercise.

9.	Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee, or Director or Consultant with Respect to Non-ISO's.  Non-ISO's granted pursuant to the Plan may be exercised notwithstanding the termination of the Optionee's status as an employee, a non-employee Director or a Consultant, except as provided in the Plan or as provided by the terms of the Stock Option Agreement.

(c) Termination of Service as an Employee with Respect to Incentive Stock Options.  If the Continuous Service of any Employee terminates, he or she may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he or she ceases to be an Employee of the Company, exercise his or her Incentive Stock Option to the extent that he or she was entitled to exercise it as of the date of such termination. To the extent that he or she was not entitled to exercise the Incentive Stock Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Disability of Optionee.  Notwithstanding the provisions of Section 9(c) above, subject to Section 24 hereof, in the event an Employee is unable to continue his or her Continued Service with the Company as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such disability. To the extent that he or she was not entitled to exercise the Option at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(e) Death of Optionee.  In the event of the death of an Optionee:

(i) during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee, a Director or Consultant since the date of grant of the Option, the Option may be exercised, subject to Section 24 hereof, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, a Director or Consultant, subject to Section 24 hereof, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination; except in the case of a Non-ISO, as otherwise provided in any option agreement between the Company and the Optionee.

10.	Transferability of Options.

(a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee only by the Optionee.

(b) The Committee may, in its discretion, authorize all or a portion of the Non-ISOs to be granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Non-ISO Stock Option Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, (z) subsequent transfers of transferred Options shall be prohibited except those made by will or by the laws of descent or distribution, and (zz) such transfer is approved in advance by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the rights of exercise under the Option, the term "Optionee" shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9 of the Plan and in the Stock Option Agreement.

11.  Adjustments Upon Changes in Capitalization or Merger.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may, in the exercise of its sole discretion in such instances, accelerate the vesting of all or any portion of Options then outstanding.

12.  Time for Granting Options.  The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, non-employee Director and Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.  Amendment and Termination of the Plan.  (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

(i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

(ii) any change in the class of Employees which are eligible participants for Options under the Plan; or

(iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3.

(b) Shareholder Approval.  Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

(c) Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14.  Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.  Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.  Option Agreement.  Options shall be evidenced by written Option agreements in such form as the Committee shall approve.

17.  Shareholder Approval.  Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

18.  Miscellaneous Provisions.  An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

19.  Other Provisions.  The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code if an Incentive Stock Option is intended to be granted.

20.  Indemnification of Committee.  In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21.  Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

22.  No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

23.  Other Compensation Plans.  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and Directors of the Company or any Subsidiary.

24. Compliance with Section 409A of the Code

 24.1. Options Subject to Code Section 409A. Notwithstanding anything to the contrary contained in the Plan, any Option that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a "Section 409A Award") shall satisfy the requirements of Section 409A of the Code and this Section 24, to the extent applicable. The Option agreement with respect to a Section 409A Award (the "409A Award Agreement") shall incorporate the terms and conditions required by Section 409A of the Code and this Section 24.

 24.2. Distributions under a Section 409A Award.

(a) Subject to subsection (b), any shares of Common Stock, cash or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier  than:

(i)          the Optionee’s separation from service,

(ii)          the date the Optionee becomes disabled,

(iii)          the Optionee's death,

(iv)          a specified time (or pursuant to a fixed schedule) specified under the 409A Award Agreement at the date of the deferral of such compensation,

(v)          to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi)          the occurrence of an unforeseeable emergency with respect to the Optionee.

(b)            In the case of an Optionee who is a specified employee, the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the expiration of the applicable holding period under Section 409A, if any, after the Optionee's separation from service (or, if earlier, the date of the Optionee's death). For purposes of this subsection (b), an Optionee shall be a specified employee if such Optionee is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c)            The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Optionee's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d)            For purposes of this Section 24, the terms specified herein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

 24.3. Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Common Stock, cash or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

 24.4. Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

25.  Singular, Plural; Gender.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

26.  Headings, Etc., No Part of Plan.  Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

27.  Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

ACURA PHARMACEUTICALS, INC.
ATTN: PETER A. CLEMENS
616 N. NORTH COURT
PALATINE, IL 60067

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Richard J. Markham　02 Immanuel Thangaraj　03 Bruce F. Wesson　04 Andrew D. Reddick　05 William A. Sumner
06 William G. Skelly　07 George K. Ross

The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain
2	Proposal to Amend our Certificate of Incorporation To Eliminate Preferred Stock and reduce Authorized Common Shares.	☐	☐	☐
3	Proposal to Amend our 2008 Stock Option Plan	☐	☐	☐
4	Proposal to Amend our 1998 Stock Option Plan	☐	☐	☐
5	Proposal to Ratify our Independent Registered Public Accounting Firm	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000026084_1 R2.09.03.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K/Annual Report is/are available at www.proxyvote.com .

ACURA PHARMACEUTICALS, INC.
This proxy is solicited on behalf the Board of Directors
Annual Meeting of Shareholders
June 25, 2009 9:00 am EDT

The undersigned appoints Robert B. Jones and Peter A. Clemens, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the number of shares of common stock of Acura Pharmaceuticals, Inc., that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, at the 2009 Annual Meeting of Shareholders of Acura Pharmaceuticals, Inc. to be held at the Marriott Courtyard, 87 Glimcher Realty Way, Elizabeth, New Jersey 07201 on June 25, 2009 at 9:00am, Eastern Time or at any adjournment thereof.

0000026084_2 R2.09.03.17

Continued and to be signed on reverse side